Exhibit 4.150

EXECUTION COPY

EXHIBIT 4.150

INDENTURE OF TRUST AND SECURITY AGREEMENT

Dated as of September 2, 2010

between

NGP BLUE MOUNTAIN I LLC,

and

WILMINGTON TRUST COMPANY
as Trustee

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Schedules
Schedule 2.04	Deposit Accounts Maintained by Issuer
Schedule 3.01	Telephone Numbers for Call-Backs
Schedule 3.03(e)	Additional Wells

Exhibits
Exhibit A	Description of Certain Collateral
Exhibit B	Filing Location for Deed of Trust
Exhibit C	Form of Environmental Certificate
Exhibit D	Form of Closing Date Flow of Funds Memo
Exhibit E	Form of Insurance Withdrawal Certificate
Exhibit F	Form of Operating Expense Certificate

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INDENTURE OF TRUST AND SECURITY AGREEMENT

INDENTURE OF TRUST AND SECURITY AGREEMENT (this “Security Agreement”), dated as of September 2, 2010, by and between NGP BLUE MOUNTAIN I LLC, a Delaware limited liability company (the “Issuer”) and WILMINGTON TRUST COMPANY, a Delaware banking corporation, acting hereunder not in its individual capacity but solely as security trustee (the “Trustee”).

R E C I T A L S

A.                The Issuer is a company principally involved in the development, management, ownership and operation of a geothermal electric generating facility located at the site commonly referred to as the Blue Mountain site in Humboldt County, Nevada;

B.                 Pursuant to the terms of a Note Purchase Agreement (as amended and/or restated from time to time, the “Note Purchase Agreement”) dated as of September 2, 2010 among the Issuer, NGP Blue Mountain I Noteholder Trust (“Purchaser”), the U.S. Department of Energy (“DOE”) and John Hancock Life Insurance Company (U.S.A.), acting thereunder not in its individual capacity but solely as administrative agent, Purchaser shall purchase $98,500,000 4.14% Senior Secured Note(s) of the Issuer (together with all additional and replacement Notes issued under the Note Purchase Agreement, the “Note(s)”), the proceeds of which the Issuer shall use to provide working capital and for other purposes as set forth in the Note Purchase Agreement; and

C.                 To induce Purchaser to purchase the Note(s) and as security for the payment of the Note(s), the Issuer has agreed to grant to the Trustee for the security and benefit of the Secured Parties a first priority perfected security interest in the assets described herein and subject to the terms and conditions hereof and has further agreed to enter into an Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Deed of Trust”), covering certain real and personal property, as further security for the Obligations (as defined below).

GRANTING CLAUSE

            NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties herein set forth and in order to secure the full and punctual performance and payment of all of the Issuer’s obligations to the Secured Parties under the Note Purchase Agreement, the Note, the Deed of Trust, the Master Servicer Letter, the Trust Agreement and this Security Agreement, however evidenced and whether now existing or hereafter incurred and whether direct or indirect, matured or unmatured, absolute or contingent, now due or hereafter to become due (including, without limitation, any and all costs, reasonable attorneys’ fees and expenses that the Trustee or any other holder of the Collateral (as hereinafter defined) or the holder may incur in the collection or enforcement of such obligations whether by suit or by any other means), and any extension or renewal of any of the foregoing, as they may become due (collectively the “Obligations”);

THE ISSUER hereby grants a security interest in and hypothecates unto the Trustee, its successors and assigns for the security and benefit of the Secured Parties, all right, title and interest of the Issuer in, under and to the following assets, wherever located, whether now owned or hereafter acquired, together with the products and proceeds thereof and all sums due and to become due thereunder (including any tort or other claims with respect thereto), any replacements or substitutes therefor and additions or accessions thereto (the “Security Property” and, together with the other property and assets which are subject to the lien of the other Security Documents, the “Collateral”):

All assets owned by the Issuer, wherever located, whether now owned or hereafter acquired, including but not limited to any and all deposit accounts, equipment, farm products, inventory, fixtures, consumer goods, accounts, securities, ownership interests, chattel paper, documents, instruments, general intangibles, investment property and money, together with the products and proceeds thereof and all sums due and to become due thereunder (including any tort or other claims with respect thereto), any replacements or substitutes therefor and additions or accessions thereto, and including also all of the Issuer’s right, title and interest in the following items or types of property:

1.                  The Project described in Part 1 of the attached Exhibit A, as amended or supplemented from time to time, and all equipment (including equipment on order), inventories drawings, technical specifications and work in progress in connection therewith;

2.                  All agreements entered into or to be entered into by the Issuer, or contract, license or easement rights of the Issuer, relating to the Collateral, and/or with one or more of parties to the Project Documents, including without limitation each of the agreements identified in Part 2 of the attached Exhibit A, each as amended, supplemented, modified or restated from time to time and each of the Consents related thereto, including all rights in Intellectual Property necessary for the construction and operation of the Project;

3.                  All Emissions Credits generated by the Project or owned by the Issuer at any time;

4.                  All insurance and condemnation proceeds with respect to the Project, including all amounts on deposit in the Insurance and Condemnation Proceeds Account;

5.                  All of the Issuer’s right, title and interest in and to (a) each of the Trustee Accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing amounts in any of the Trustee Accounts and (b) all Reserve Account Letters of Credit;

6.                  All other deposit accounts, operating accounts, and other accounts of the Issuer, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts;

7.                  All monies and other securities from time to time deposited with the Trustee pursuant to any provision of this Security Agreement or required by this Security Agreement to be held by the Trustee as security for the Obligations;

8.                  All warranties, performance bonds and letters of credit of contractors and sub- contractors for the benefit of the Issuer, including without limitation those identified in Part 2 of Exhibit A, each as amended, supplemented, modified or restated from time to time and each of the Consents related thereto;

9.                  All Applicable Permits granted to the Issuer or for the Project owned by the Issuer, as identified in the attached Part 3 of Exhibit A, as amended or supplemented from time to time, to the extent such Applicable Permits are assignable to the Trustee;

10.              All documents of title, policies and certificates of insurance, securities, chattel paper, permits, orders, other documents or instruments evidencing or pertaining to any and all of the foregoing Items 1 through 9;

11.              All guaranties, liens on real or personal property, leases, and other agreements and property which in any way secure or relate to any of the foregoing Items 1 through 10, or are acquired for the purpose of securing and enforcing any item thereof;

12.              All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Issuer or in which it has an interest) which at any time evidence or contain information relating to any of the foregoing Items 1 through 11 or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

13.              All products and proceeds of any of the Collateral in whatever form, including but not limited to, all claims to items of the Collateral and all claims of the Issuer against third parties (i) for (A) loss, destruction or infringement of, damage to, and (B) payments due or to become due under licenses, leases, rentals and hires of, or agreements, arrangements or contracts with respect to, any or all of such items and (ii) for proceeds payable under or unearned premiums with respect to policies of insurance.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Issuer shall not be deemed to have granted a security interest in, any of the Issuer’s right, title or interest (i) in any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable of any right, title or interest of the Issuer therein; (ii) in any Applicable Permit to which the Issuer is a party or any of its rights or interests thereunder, to the extent, but only to the extent, that such a grant, under the terms of such Applicable Permit, results in a breach or termination of the terms of, or constitutes a default under or termination of any such Applicable Permit (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); or (iii) in (A) the PPA Credit Support, (B) any cash, cash equivalents or other monies provided by the Issuer in support of or to secure such PPA Credit Support, (C) any of the Issuer’s right, title or interest in any deposit or other accounts of the Issuer that holds funds used to support or secure such PPA Credit Support, and (D) all certificates and instruments, if any, from time to time representing or evidencing such accounts described in clause (B) and clause (C) above, excluding, however, with respect to any of (A) through (D), any monies returned or released to the Issuer under any PPA Credit Support.

HABENDUM CLAUSE

TO HAVE AND TO HOLD the Security Property unto and to the use and benefit of the Trustee, its successors and assigns forever, IN TRUST NEVERTHELESS, upon the terms herein set forth, for the equal and proportionate benefit, security and protection of the Secured Parties, as their interests appear from time to time;

IN TRUST, to secure the payment and performance of the Obligations at the time and in the manner provided for such payment and performance in the Note(s), the Note Purchase Agreement, the Master Servicer Letter, the Trust Agreement and the Security Documents.

THE TRUSTEE DOES HEREBY agree so to hold the Security Property, and to undertake such other obligations of the Trustee as are set forth herein, all in accordance with the terms and conditions hereof.

ARTICLE I

D E F I N I T I O N S

Section 1.01.      Terms Defined .

Unless otherwise defined herein, all capitalized terms used in this Security Agreement have the meanings given them in the Note Purchase Agreement or as set forth herein or in Exhibit A hereto.  The following capitalized terms used in this Security Agreement shall have the meanings set forth below:

“Additional Wells” means those wells to be drilled on the Project Land as set forth on Schedule 3.03(e) using the funds in the Drilling Expenditure Account as of the Closing Date.

“Budgeted Amount” has the meaning specified in Section 3.03(a)(i).

“Closing Date Flow of Funds Memo” has the meaning specified in Section 4.16.

“Collateral” has the meaning specified in the Granting Clause.

            “Corporate Trust Office” means the principal corporate trust administration department  of the Trustee located at 1100 North Market Street, Wilmington, Delaware 19890-1605, or at such other address as the Trustee may designate from time to time by prior written notice to the Senior Creditors, the Administrative Agent, the Master Servicer and the Issuer.

“Cotenancy Agreement” means the Assignment, Cotenancy, and Shared Facilities Agreement by and among NGP Blue Mountain I LLC, NGP Blue Mountain II LLC, NGP Blue Mountain III LLC, NGP Blue Mountain IV LLC and Nevada Geothermal Operating Company LLC effective on August 22, 2008, as amended by that certain First Amendment dated as of September 2, 2010.

“Debt Service Reserve Account” means the account to be established pursuant to Section 3.01(a)(iii).

“Debt Service Reserve Available Amount” means, on any date, the sum of  (x) the amount on deposit in the Debt Service Reserve Account on such date and (y) the amount available under any Debt Service Reserve Letter of Credit on such date.

“Debt Service Reserve Letter of Credit” means a Reserve Account Letter of Credit that satisfies some or all of the Issuer’s obligations with respect to the Debt Service Reserve Minimum Amount under Section 3.04.

“Debt Service Reserve Minimum Amount” means, at any date, the sum of the principal and interest payments due on the Note on the next two immediately succeeding Amortization Dates.  The Debt Service Reserve Minimum Amount shall be calculated by the Issuer for each calendar quarter not later than ten (10) Business Days prior to the Amortization Date in the preceding quarter and shall be provided to the Senior Creditors on such date for approval by the Required Senior Creditors within five (5) Business Days of the receipt thereof.  Upon approval by the Required Senior Creditors, the Issuer shall promptly provide such calculation to the Trustee, the Administrative Agent and the Master Servicer.

“Deed of Trust” has the meaning specified in the Recitals.

“Depository” means Wilmington Trust Company, acting in its capacity as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) or as “bank” (within the meaning of Section 9-102(a)(8) of the UCC) with respect to the Trustee Accounts.

“Drilling Expenditure Account” means the account to be established pursuant to Section 3.01(a)(v).

“Emergency” means a sudden or unexpected event (including an environmental event) which causes, or risks causing, damage to the Project or the environment, or harm or injury to any person, or which is of such a nature that a response cannot, in the reasonable judgment of the Project Operator, await the decision of the Required Senior Creditors.

“Emissions Credits” means any NOx, CO or other emissions reductions credits, any alternative fuel tax credits, any benefits attributable to the reduction of greenhouse gases, any renewable energy credits or certificates, and any other environmental attributes associated with the Project or purchased by the Issuer.

“Event of Default” has the meaning specified in Section 5.01.

“Event of Loss” has the meaning specified in Section 4.06(b).

“Excluded Distributions” has the meaning specified in Section 3.03(a)(xiv).

“Financial Assets” has the meaning specified in Section 3.01(e).

"Governmental Judgment"  means, with respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

“Improvements” means all improvements to the Project Land owned by the Issuer.

“Insurance and Condemnation Proceeds Account” has the meaning set forth in Section 4.06(b).

“Insurance Withdrawal Certificate” has the meaning set forth in Section 4.06(d)(i).

“Interconnection Agreement” means the Standard Large Generator Interconnection Agreement between Sierra Pacific Power Company and the Issuer, dated November 5, 2007, as amended by Amendment #1 to the Large Generator Interconnection Agreement, dated April 2, 2008.

“Major Maintenance Reserve Account” means the account to be established pursuant to Section 3.01(a)(iv).

“Major Maintenance Reserve Available Amount” means, on any date, the sum of (x) the amount on deposit in the Major Maintenance Reserve Account on such date and (y) the amount available under any Major Maintenance Reserve Letter of Credit under Section 3.04 on such date.

“Major Maintenance Reserve Letter of Credit” means a Reserve Account Letter of Credit that satisfies some or all of the Issuer’s obligations with respect to the Major Maintenance Reserve Minimum Amount under Section 3.04.

 “Major Maintenance Reserve Minimum Amount” means an amount that is initially equal to $367,602 and any time thereafter, the amount set forth as the Major Maintenance Reserve Minimum Amount for such month in the then effective annual Operating Budget under  Section 7.1(c) of the Note Purchase Agreement, which amount (i) shall be increased over the first 24 months after the Closing Date from that initial amount to a level equal to the maximum amount required for planned expansions, replacements and refurbishments for the Project in any consecutive twelve months during the subsequent 36-month operating period and, (ii) beginning with the 25th month following the Closing Date, shall be equal each month to the maximum amount required for planned expansions, replacements and refurbishments for the Project in any consecutive twelve months during the subsequent 36-month operating period, in each case as determined by the Issuer and the Independent Engineer during the process of formulating the annual Operating Budget in accordance with Section 7.1(c) of the Note Purchase Agreement.

“Master Servicer Expenses” means those scheduled fees and expenses payable to the Master Servicer in accordance with Section 8.9(c) of the Note Purchase Agreement.

“Monthly Operating Amount” has the meaning specified in Section 3.03(a)(i).

“Note Purchase Agreement” has the meaning specified in the Recitals.

“Note(s)” has the meaning specified in the Recitals.

“O&M Agreement” means the Operation and Maintenance Agreement dated as of August 29, 2008 by and between NGP Blue Mountain I LLC and Nevada Geothermal Operating Company LLC, as amended by the First Amendment to Operation and Maintenance Agreement, dated as of the date hereof, by and between the Company and the Operator, and as may be further amended and/or restated from time to time and any Replacement Contract therefor.

“O&M Expenses” means all expenses associated with the monthly performance of the Project Operator’s Work (as defined in the O&M Agreement) and the Issuer’s share of the expenses associated with the performance of the “Cotenancy Manager’s” work under the Cotenancy Agreement, including all costs of the operation, maintenance and repair of the Project (including the Issuer’s share of the shared transmission facilities under the Cotenancy Agreement), including third party maintenance costs, Project Operator and Cotenancy Manager labor and overhead charges, costs for geological services, costs related to storage and warehousing of spare parts at the Project, and the costs of any materials and equipment purchased by the Project Operator for use in the Work, and also including any fee payable to a Project Operator and/or a “Cotenancy Manager” under the Cotenancy Agreement that is not an Affiliate of the Issuer.

“O&M Fee” means (i) the “Base O&M Fee” and all other amounts that are payable to the Project Operator and are not directly attributable to O&M Expenses under the O&M Agreement and (ii) the annual fee payable by the Issuer to the Project Operator, acting as “Cotenancy Manager,” under the Cotenancy Agreement, but solely to the extent such amounts are payable to an Affiliate of the Issuer.

“Obligations” has the meaning specified in the Granting clause.

“Operating Account” means the account established pursuant to Section 3.01(a)(ii).

“Operating Expense Certificate” has the meaning specified in Section 3.03(a)(i).

“Operating Expenses” means, for any period, the aggregate amount of all O&M Expenses and other direct operating and maintenance expenses of the Project or for the Issuer, as appropriate, for such period, (which amount shall not include Trustee and Noteholder Expenses or the O&M Fee), computed on a cash basis, including without limitation (a) insurance premiums, (b) franchise, licensing, property, income and other taxes payable by the Issuer, (c) direct labor costs, (d) costs incurred under any Project Document (including without limitation the amounts required to be expended by the Issuer to obtain two (2) five-year extensions to each of the Leases between the Issuer and the U.S. Bureau of Land Management with respect to any real property subject to such Leases that are outside the “Participating Area” under such Leases), (e) utilities, supplies and other services required for the ownership, operation and maintenance of the Project, (f) reasonable general and administrative and management costs directly related to the Project, (g) fees for the PPA Letters of Credit, (h) costs for geological services incurred by any Affiliate of the Issuer and paid or reimbursed by the Issuer; (i) amounts expended for refurbishing and replacements in accordance with Section 3.03(d); (j) amounts expended for wellfield expansions and other capital expenditures in accordance with Section 3.03(f)(ii); and (k) agency, consulting, professional and other fees, including, without limitation, the fees and expenses of the Independent Engineer, the Insurance Advisor, and special counsel to the Senior Creditors; provided that (i) amounts paid to any Affiliate shall not constitute Operating Expenses unless they are O&M Expenses or other amounts directly related to the Project, are reasonable in amount and are paid for necessary services performed by such Affiliate or for necessary goods provided to the Project and (ii) fees payable with respect to any Reserve Account Letter of Credit shall not constitute Operating Expenses.  Operating Expenses shall be computed on the basis shown in the Pro Forma Projections and in accordance with GAAP.

“Permitted Investments” means any one of the following investments:

(i)                 marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the U.S.;

(ii)               marketable debt securities, rated Aaa by Moody’s Investors Service, Inc. and/or AAA by Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., issued by U.S. Government-sponsored enterprises, U.S. Federal agencies, U.S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the U.S.;

(iii)             certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the U.S. or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s Investors Service, Inc. and/or Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., each at least P-1 or A-1, respectively;

(iv)             money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 thereunder and that at the time of such investment are rated Aaa by Moody’s Investors Service, Inc. and/or AAAm by Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., including such funds for which the Trustee or an Affiliate provides investment advice or other services;

(v)               tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the

U.S., having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” (Moody’s Investors Service, Inc.), or a short-term rating or “A-1” or a long term rating of “AA” (Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc.);

(vi)             repurchase obligations with a term of not more than 30 days, 102% collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective Affiliate meeting the requirements specified in clause (iii) above; and

(vii)           maturities on the above securities shall not exceed 365 days and all rating requirements and/or percentage restrictions are based on the time or purchase.

“Projected Total Restoration Costs” has the meaning set forth in Section 4.06(d)(i)(C).

“Replacement Contract” means, in respect of any Project Document, a replacement for such Project Document on terms which, in the reasonable judgment of the Required Senior Creditors, are not less favorable to Issuer, taken as a whole, than the Project Document being replaced or otherwise on terms consented to in writing by the Required Senior Creditors, which judgment or consent shall not be unreasonably withheld, conditioned or delayed; provided that the Replacement Obligor under a Replacement Contract shall execute and deliver to the Trustee a Consent for such Replacement Contract that is on terms no less favorable to the Trustee than the Consent for the Project Document being replaced.

“Replacement Obligor” means, with respect to any Person party to a Project Document, any Person satisfactory to the Required Senior Creditors (the determination of which satisfaction shall not be unreasonably withheld, conditioned or delayed) who, pursuant to any definitive agreement or definitive guaranty satisfactory to the Required Senior Creditors, assumes the obligations of the Person being replaced under a Project Document or a Replacement Contract, provided that, following any event of default under the TCW NPA, TCW Agent or TCW Note Holders may designate a Replacement Obligor in respect of the Project Operator and the Cotenancy Manager under the Cotenancy Agreement, provided that such Person is determined to meet the criteria for the Project Operator and the Cotenancy Manager, as applicable, set forth in the definition of “Change in Control” in the Note Purchase Agreement.

“Reserve Account Letter of Credit” means a letter of credit, in form and substance satisfactory to the Required Senior Creditors and the Trustee, (1) that has been issued by a Letter of Credit Bank, (2) for which the Issuer is not an account party and has no reimbursement obligation, (3) for which the Trustee is the beneficiary, and (4) that is drawable in full if not renewed by the issuing Letter of Credit Bank.

“Resource Maintenance Reserve Account” means the account to be established pursuant to Section 3.01(a)(vi).

 “Resource Maintenance Reserve Letter of Credit” means a Reserve Account Letter of Credit that satisfies all, but not less than all, of the Issuer’s obligations with respect to the Resource Maintenance Reserve Minimum Amount under Section 3.04.

 “Resource Maintenance Reserve Minimum Amount” has the meaning set forth in Section 3.03(a)(xii).

“Responsible Trustee Officer” means, with respect to the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Security Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Restoration Costs” has the meaning set forth in Section 4.06(d)(i)(A).

“Revenue Account” means the account to be established pursuant to Section 3.01(a)(i).

“Secured Parties” means the holder of the Note(s), the Certificate Holders, DOE, the Trustee, the Noteholder Trustee, the Administrative Agent and the Master Servicer.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Property” has the meaning specified in the Granting Clause.

“Trustee Accounts” is defined in Section 3.01(a).

“Trustee and Noteholder Expenses” shall mean the fees, costs and expenses of the Trustee, the Administrative Agent, DOE and the holders of the Note(s) incurred from time to time hereunder or under the other Loan Documents or the NGP Letter Agreement, including, without limitation, (i) any and all costs (including fees and expenses of the Independent Engineer and the Insurance Advisor and any attorneys’ fees and expenses) that the Trustee, the Administrative Agent, DOE and the holders of the Note(s) may incur in the collection or enforcement of or otherwise in connection with the Obligations, the Note Purchase Agreement, the Security Documents or the NGP Letter Agreement, and (ii) all amounts required to be paid by the Trustee, the Administrative Agent, DOE and the holder of the Note, including the reasonable costs and expenses of providing a defense, with respect to any claim or liability arising out of or in connection with the exercise or performance of its or their powers and duties in accordance with the terms hereof.

“U.S.” means United States.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer represents and warrants that on the date hereof, on the Closing Date and on each date on which further Collateral becomes subject to the Lien of any of the Security Documents:

Section 2.01.      Organization; Power; Authorization .

(a)       The Issuer has good title to the Collateral to the extent of the rights it purports to have therein, owns its interest in the Collateral free and clear of all Liens whatsoever except for Permitted Liens, and, subject to Permitted Liens, has the right to mortgage, give, grant, bargain, sell, alienate, convey, confirm, pledge, assign and hypothecate the same and to grant a security interest therein.  The Issuer has title to, or possesses easements, subeasements, leases and/or licenses covering the use of, the related Project Land sufficient to permit the construction, ownership, maintenance and operation of the Project and owns the Improvements related thereto.  No effective financing statement or other statement similar in effect covering all or any part of the Collateral (other than in connection with Permitted Liens and liens being released prior to the issuance of the Note) is on file in any recording office, except as may have been filed in favor of the Trustee (for the benefit of the holder of the Note) relating to the Security Agreement.  The Issuer has no trade name, and none of the Collateral is a “mobile home” or similar item subject to any state’s certificate of title statute or similar statute (other than motor vehicles used in the ordinary course of business).

(b)      The execution, delivery and performance of this Security Agreement, and the granting of the Lien on and security interest in the Collateral as contemplated hereby have been duly authorized by all requisite action on the part of the Issuer and do not and shall not (with the passage of time or giving of notice, or both) constitute a violation or breach of or default or event of default under any provision of the Issuer’s certificate of formation, the operating agreement of the Issuer or any other limited liability company document of the Issuer or any agreement, indenture or instrument to which the Issuer is a party or by which it or the Security Property is or may be bound, or violate any writ, order, judgment or decree applicable to it or any law, statute or regulation applicable to it.  The execution, delivery and performance of each other Security Document to which the Issuer is a party and the granting of the Liens on and security interest in the Collateral subject to such Security Document as contemplated thereby have been duly authorized by all requisite action on the part of the Issuer thereto and do not and shall not (with the passage of time, giving of notice, or both) constitute a violation or breach of or default or event of default under any provision of the Issuer’s certificate of formation, any operating agreement of the Issuer or any other limited liability company document of the Issuer or any agreement, indenture or instrument to which the Issuer is a party or by which it or the Security Property is or may be bound, or violate any writ, order, judgment or decree applicable to it or any law, statute or regulation applicable to it.  This Security Agreement constitutes the legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, and each other Security Document to which the Issuer is a party constitutes the legally valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or by equitable principles relating to or limiting creditors’ rights generally.

Section 2.02.      Collateral; Source of Revenues .

The Collateral is the source of all of the Borrower Revenues, which constitute all of the  Material revenues of the Issuer.  All instructions required to direct the payment of all Borrower Revenues to the Trustee have been duly given, with copies thereof to the Trustee and the holder of the Note.  The Security Property described in Exhibit A hereto, together with the other Collateral specifically described in the other Security Documents, constitute all of the Material assets of the Issuer, which assets are or, when acquired or installed as part of the Project, shall be sufficient for the Issuer to operate its businesses as now conducted and as presently proposed to be conducted.

Section 2.03.      Control Over Collateral .

Subject to the rights of other parties to the Project Documents and Permitted Liens, the Issuer has exclusive possession and control of the Collateral pledged by it hereunder.  None of the Collateral is subject to any restriction on its sale or transfer except as set forth in the Project Documents.  Each item of equipment and inventory that is part of the Collateral is located at the Project.

Section 2.04.      No Other Deposit Accounts .

The Issuer has no deposit accounts other than the Trustee Accounts established hereunder and the deposit accounts listed in Schedule 2.04 hereof (certain of the funds on deposit in such accounts shall be transferred on the Closing Date in accordance with the Closing Date Flow of Funds Memo).

Section 2.05.      Protection of Lien and Security Interest .

Upon the execution and delivery hereof, no filing or recording with any Governmental Authority or agency (except for (a) recordation of the Deed of Trust in the office and location specified for the Project in Exhibit B hereto, (b) filing of Uniform Commercial Code financing statements on Form UCC-1 in the office and location specified for the Issuer in Schedule 5.10 of the Note Purchase Agreement and (c) filing notices of the Trustee’s lien on the Issuer’s water rights with the Nevada State Engineer’s office) shall be necessary to establish and perfect the right, title or interest of the Trustee hereunder and under the other Security Documents in the Collateral as against the Issuer or any other Person in any jurisdiction.  Upon the execution and delivery hereof and of the other Security Documents and the completion of such filings and recordings, the Trustee shall have a valid and first prior perfected Lien on and security interest in the Collateral.  Except with respect to the exercise of any right or remedy relating to the lien on the Applicable Permits and the filing of the appropriate assignment documents with the U.S. Bureau of Land Management for the Leases and Easements between the Issuer and the U.S.

Bureau of Land Management, no filing or registration with, or consent or approval of, any Governmental Authority is required for the exercise of any right or remedy hereunder or under any other Loan Document or the NGP Letter Agreement.

ARTICLE III

T R U S T E E  A C C O U N T S

Section 3.01.      Creation of Trustee Accounts .

(a)       The Trustee shall maintain and administer, as part of the  Security Property as security for the Obligations, the following accounts (together with the Insurance and Condemnation Proceeds Account provided for in Section 4.06(b), the “Trustee Accounts”) with respect to the Project and the Issuer:

(i)                 a special, segregated and irrevocable trust account entitled “NGP I Revenue Account” with account number 099320-000 (the “Revenue Account”);

(ii)               a special, segregated and irrevocable trust account entitled “NGP I Operating Account” with account number 099320-001 (the “Operating Account”);

(iii)             a special, segregated and irrevocable trust account entitled “NGP I Debt Service Reserve Account” with account number 099320-002 (the “Debt Service Reserve Account”);

(iv)             a special, segregated and irrevocable trust account entitled “NGP I Major Maintenance Reserve Account” with account number 099320-003 (the “Major Maintenance Reserve Account”);

(v)               a special, segregated and irrevocable trust account entitled “NGP I Drilling Expenditure Account” with account number 099320-004 (the “Drilling Expenditure Account”); and

(vi)             a special, segregated and irrevocable trust account entitled “NGP I Resource Maintenance Reserve Account” with account number 099320-005 (the “Resource Maintenance Reserve Account”).

(b)       Each Trustee Account shall remain in the exclusive possession of, and under the sole dominion and control of, the Trustee and shall be maintained at all times in accordance with the terms of the applicable Loan Documents until the date on which all of the Obligations have been satisfied in full, except as provided in this Security Agreement.  Each Trustee Account shall be subject to debit or withdrawal solely by the Trustee as provided in this Security Agreement and no Person shall have any control over or right of withdrawal from the Trustee Accounts, except as provided in this Security Agreement.  No payments shall be made out of the Trustee Accounts except for the purposes and on the terms provided in this Security Agreement and the Note Purchase Agreement.  The Issuer hereby irrevocably authorizes and empowers the Trustee, as the attorney-in-fact, coupled with an interest, for the Issuer, to endorse any check or any other instrument or security deposited or held in the Trustee Accounts.

(c)       In the event funds transfer instructions are given (other than in writing at the time of the execution of this Security Agreement), whether in writing, by facsimile or otherwise, the Trustee is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3.01 hereto, and the Trustee may rely upon the confirmations of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Trustee.  The parties to this Security Agreement acknowledge that such security procedure is commercially reasonable.

(d)      It is understood that the Trustee and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.  The Trustee may apply any of the funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank, or an intermediary bank, designated.

(e)       The Depository hereby agrees and confirms that it has established the Trustee Accounts as set forth and defined in this Security Agreement.  It is the intention of the parties hereto that (i) each Trustee Account established by the Depository is and will be maintained as a “securities account” (within the meaning of Section 8-501 of the UCC); (ii) the Issuer is the sole “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) (the “Financial Assets”) credited to the Trustee Accounts that are “securities accounts”; (iii) all Financial Assets in registered form or payable to or to the order of and credited to any Trustee Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Depository or in blank, or credited to another securities account maintained in the name of the Depository; and (iv) in no case will any Financial Asset credited to any Trustee Account be registered in the name of, payable to or to the order of, or endorsed to, the Issuer except to the extent the foregoing have been subsequently endorsed by the Issuer to the Depository or in blank.  The Depository agrees that each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Trustee Account shall to the fullest extent permitted by law be treated as a Financial Asset.

(f)       Until all Obligations have been satisfied in full, the Trustee shall have “control” (within the meaning of Section 8-106(d)(2) or Section 9-104(a) (as applicable) of the UCC) of the Trustee Accounts and the Issuer’s “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Financial Assets credited to the Trustee Accounts. All Property delivered to the Depository pursuant to this Security Agreement will be promptly credited to the applicable Trustee Account pursuant to this Security Agreement. The Issuer hereby irrevocably directs, and the Depository (in its capacity as securities intermediary) hereby agrees, that the Depository will comply with all written instructions and orders (including entitlement orders within the meaning of Section 8-102(a)(8) of the UCC) regarding each Trustee Account and any Financial Asset therein originated by the Trustee without the further consent of the Issuer or any other Person.  In the case of a conflict between any instruction or order originated by the Trustee and any instruction or order originated by the Issuer or any other Person other than a court of competent jurisdiction, the instruction or order originated by the Trustee shall prevail. The Depository shall not change the name or account number of any Trustee Account without the prior written consent of the Trustee (such consent not to be unreasonably withheld or delayed) and at least ten (10) Business Days prior notice to the Issuer, and shall not change the entitlement holder with respect to the Financial Assets credited thereto.

(g)      In the event any Trustee Account is determined not to qualify as a “securities account” (within the meaning of Section 8-501(a) of the UCC), such Trustee Account shall be deemed to be a “deposit account” (as defined in Section 9-102(a)(29) of the UCC), which the Issuer shall maintain with the Depository acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC).  The Depository shall credit the Trustee Accounts with all receipts of interest, dividends and other income received on the property on deposit in or credited to the Trustee Accounts.  The Depository shall administer and manage the Trustee Accounts in accordance with this Security Agreement, and shall be subject to and comply with all the obligations of the Depository with respect to the Trustee Accounts, as and to the extent expressly set forth herein.  The Depository hereby agrees to comply with any and all instructions originated by the Trustee directing disposition of funds and all  other Property in the Trustee Accounts without any further consent of Issuer. .

Section 3.02.      Funding of Trustee Accounts .

The Trustee Accounts shall be funded as follows:

(a)                Revenue Account.  The Revenue Account shall be funded with the following: (i) all Borrower Revenues, (ii) the proceeds of any business interruption insurance carried under Section 9.4 of the Note Purchase Agreement, (iii) all amounts transferred to the Revenue Account from the Debt Service Reserve Account, the Major Maintenance Reserve Account and the Resource Maintenance Reserve Account under Section 3.03, and (iv) all interest and investment income derived from amounts on deposit in the Revenue Account.  The Issuer shall irrevocably direct all parties that pay Borrower Revenues to the Issuer to make all payments of Borrower Revenues directly to the Trustee, and the Trustee shall upon receipt thereof deposit such amounts in the Revenue Account.  If, notwithstanding such direction, the Issuer should receive any amount in respect of Borrower Revenues, such amount shall be held in trust for the Trustee (for the benefit of the Senior Creditors) and, immediately after receipt thereof, the Issuer shall transfer such amount to the Trustee, accompanied by written instructions of the Issuer referring to this Section 3.02(a) and stating that such amount is required by the terms hereof to be deposited in the Revenue Account, and the Trustee shall upon receipt thereof deposit such amount in the Revenue Account.

(b)               Operating Account.  The Operating Account shall be funded with the following:  (i) $1,464,809 from the amount paid on the Closing Date by the Purchaser for the Note(s) under Section 3 of the Note Purchase Agreement, (ii) amounts transferred from the Revenue Account in accordance with Section 3.03(a)(i), (iii) amounts transferred into the Operating Account from the Major Maintenance Reserve Account in accordance with Section 3.03(d), (iv) amounts transferred into a sub-account of the Operating Account from the Resource Maintenance Reserve Account in accordance with Section 3.03(f), (v) amounts deposited monthly by the Issuer into a property tax subaccount and (vi) all interest and investment revenue derived from amounts on deposit in the Operating Account.

(c)                Debt Service Reserve Account.  The Debt Service Reserve Account shall be funded with the following: (i) $5,421,580 from the amount paid on the Closing Date by the Purchaser for the Note(s) under Section 3 of the Note Purchase Agreement, (ii) any amounts deposited in the Debt Service Reserve Account from a draw on the Debt Service Reserve Letter of Credit, (iii) any amounts transferred to the Debt Service Reserve Account from the Revenue Account in accordance with Section 3.03(a)(ix) and (iv) all interest and investment income derived from amounts on deposit in the Debt Service Reserve Account.

(d)               Major Maintenance Reserve Account.  The Major Maintenance Reserve Account shall be funded with the following: (i) $367,602 from the amount paid on the Closing Date by the Purchaser for the Note(s) under Section 3 of the Note Purchase Agreement, (ii) any amounts deposited in the Major Maintenance Reserve Account from a draw on the Major Maintenance Reserve Letter of Credit, (iii) all amounts transferred to the Major Maintenance Reserve Account from the Revenue Account in accordance with Section 3.03(a)(x), and (iv) all interest and investment income derived from amounts on deposit in the Major Maintenance Reserve Account.

(e)                Drilling Expenditure Account.  The Drilling Expenditure Account shall be funded with the following: (i) initially, $8,400,000 from the amount paid on the Closing Date by the Purchaser for the Note(s) under Section 3 of the Note Purchase Agreement, and (ii) all interest and investment income derived from amounts on deposit in the Drilling Expenditure Account.

(f)                Resource Maintenance Reserve Account.  The Resource Maintenance Reserve Account, if established by the Trustee under Section 3.03(a)(xii), shall be funded with the following:  (i) all amounts transferred to the Resource Maintenance Reserve Account from the Revenue Account in accordance with Section 3.03(a)(xii), (ii) all amounts transferred to the Resource Maintenance Reserve

Account from the Drilling Expenditure Account under Section 3.03(e), (iii) any amounts deposited in the Resource Maintenance Reserve Account from a draw on the Resource Maintenance Reserve Letter of Credit, and (iv) all interest and investment income derived from amounts on deposit in the Resource Maintenance Reserve Account.

Section 3.03.      Disbursement of Trustee Account Monies .

(a)       Revenue Account.

(i)                      (1)     On the first Business Day of each month, the Trustee shall, to the extent that funds are available in the Revenue Account, transfer from the Revenue Account to the Operating Account an amount (the “Monthly Operating Amount”) equal to (x) the total projected Operating Expenses for the Issuer (the “Budgeted Amount”) set forth for such month in the Operating Budget then in effect pursuant to Section 4.17, less (y) the amount of any funds on deposit in the Operating Account on such Business Day, each as set forth in a certificate, substantially in the form of Exhibit F hereto, of a Responsible Officer of the Issuer (an “Operating Expense Certificate”); provided, that the Issuer may request that more than the Monthly Operating Amount be transferred from the Revenue Account to the Operating Account in any month of any calendar year so long as the total amount transferred from the Revenue Account to the Operating Account from the commencement of such calendar year through such month shall not exceed the sum of (1) the total Operating Expenses included in the Operating Budget through such month for that calendar year, plus (2) an amount equal to ten percent (10%) of the total Operating Expenses included in the Operating Budget for that entire calendar year, unless the Required Senior Creditors have consented in writing to such variation.  Notwithstanding the foregoing, in the event that the Issuer requests either (x) a transfer of funds to the Operating Account from the Revenue Account that would cause the total amount transferred to the Operating Account in any calendar year to exceed the Operating Expenses included in the Operating Budget for that entire calendar year by more than ten percent (10%) or (y) a mid-month transfer of funds from the Revenue Account to the Operating Account and the Issuer certifies to the Trustee and the Independent Engineer that such increased amount or mid-month transfer is needed to address an Emergency affecting the Project, such increased amount or mid-month transfer may be approved by the Independent Engineer in its reasonable discretion, and upon such approval, the Trustee will transfer the approved amount from the Revenue Account to the Operating Account.

     (2)     The amount transferred to the Operating Account each month shall include an amount equal to one-twelfth of the Issuer’s annual property tax payment due with respect to the Project, which amount shall be held by the Trustee in a sub-account within the Operating Account.  Each Operating Expense Certificate shall specifically state the amount to be transferred to the Operating Account and held in such tax sub-account for the applicable month. Upon request of the Issuer, the Trustee shall transfer the amount in such sub-account at the direction of the Issuer in order to make such annual property tax payment.

     (3)     Subject to the restrictions in this Section 3.03(a)(i), in making payments pursuant to this Section 3.03(a)(i), the Trustee shall be entitled to rely conclusively upon the Operating Expense Certificate and direction as to the payment of property taxes provided to it by the Issuer as to the amount of, and wire instructions for, such payments.

(ii)               On each day that amounts are due for the Maintenance Fee or the Master Servicer Expenses, the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraph (i) of this Section 3.03(a) have been made or duly provided for, withdraw funds from the Revenue Account to pay such Maintenance Fee or  Master Servicer Expenses.

(iii)             On each day that amounts are due for Trustee and Noteholder Expenses, the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i) and (ii) of this Section 3.03(a) have been made or duly provided for, withdraw funds from the Revenue Account to pay such Trustee and Noteholder Expenses.

(iv)             On each date that a payment of the Administrative Fee is due, the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii) and (iii) of this Section 3.03(a) have been made or duly provided for, withdraw funds from the Revenue Account to pay such Administrative Fee payment.

(v)               On each date that interest is due and payable on the Note(s), the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii) and (iv) of this Section 3.03(a) have been made or duly provided for, withdraw funds from the Revenue Account and shall pay to each holder of the Note(s) and, as applicable, to DOE their respective portions of such payment in accordance with the Note Purchase Agreement and Section 5.09 of this Security Agreement.  In determining the amount to be paid to any holder of any Note or DOE, the Trustee shall be entitled to rely conclusively on a computation furnished to it in writing by the Administrative Agent.

(vi)             On each date that principal is due and payable on the Note(s), the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv) and (v) of this Section 3.03(a) have been made or duly provided for, withdraw funds from the Revenue Account and shall pay to each holder of the Note(s) and, as applicable, to DOE, their respective portions of such payment, in accordance with Section 8.1 of the Note Purchase Agreement and Section 5.09 of this Security Agreement.  In determining the amount to be paid to any holder of any Note or DOE, the Trustee shall be entitled to rely conclusively on a computation furnished to it in writing by the Administrative Agent.

(vii)           On each date that a mandatory prepayment is due on the Note(s) pursuant to Section 8.2 of the Note Purchase Agreement, the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 3.03(a) have been made or duly provided for, withdraw from the Revenue Account and shall pay to each holder of the Note(s) and, as applicable, to DOE, their respective portions of the principal amount of the Note(s) required to be prepaid, together with any and all accrued interest thereon, Make Whole Amount or Modified Make Whole Amount, and/or other amounts due under Section 8.2 of the Note Purchase Agreement and Section 5.09 of this Security Agreement.  In determining the amount to be paid to any holder of any Note or DOE, the Trustee shall be entitled to rely conclusively upon a computation provided to it in writing by the Administrative Agent.

(viii)         On each day that amounts are due for fees on any Reserve Account Letter of Credit that are payable by the Issuer, if applicable, the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi) and (vii) of this Section 3.03(a) have been made or duly provided for, withdraw funds from the Revenue Account to pay such Reserve Account Letter of Credit fees (either directly to the Letter of Credit Bank or to reimburse the account party thereof) and transfer such funds as directed by the Issuer.  In determining the amount to be paid on any Reserve Account Letter of Credit fees, the Trustee shall be entitled to rely conclusively upon a computation provided to it in writing by the Issuer.

(ix)             If on any Amortization Date, the Debt Service Reserve Available Amount is less than the Debt Service Reserve Minimum Amount (after giving effect to the payments on the Note(s) made on such Amortization Date), the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) of this Section 3.03(a) have been made or duly provided for, transfer from the Revenue Account to the Debt Service Reserve Account the excess of (x) the Debt Service Reserve Minimum Amount (after giving effect to the payment on the Note made on such Amortization Date) over (y) the Debt Service Reserve Available Amount on such Amortization Date.

(x)               If on any Amortization Date, the Major Maintenance Reserve Available Amount is less than the Major Maintenance Reserve Minimum Amount, the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) of this Section 3.03(a) have been made or duly provided for, transfer from the Revenue Account to the Major Maintenance Reserve Account the excess of (x) the Major Maintenance Reserve Minimum Amount over (y) the Major Maintenance Reserve Available Amount on such Amortization Date.

(xi)             In the event that, on the first day which is at least twenty (20) days following an Amortization Date, all payments, transfers and allocations currently required by paragraphs 3.03(a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above on such date have been made or duly provided for, no Default or Event of Default has occurred and is continuing, the Debt Service Reserve Available Amount is at least equal to the Debt Service Reserve Minimum Amount, the Major Maintenance Reserve Available Amount is at least the Major Maintenance Reserve Minimum Amount, and either (a) no amount is required to be on deposit in the Resource Maintenance Reserve Account or (b) to the extent any amount is required to be in the Resource Maintenance Reserve Account, such amount is at least equal to the Resource Maintenance Reserve Minimum Amount, the Trustee shall, on receipt of a written request executed by the Issuer, pay the O&M Fee due on such date to the Project Operator and pay any other fees payable to an Affiliate of the Issuer to such Affiliate.

(xii)           On or about each anniversary of the Closing Date, the Resource Analyst and the Independent Engineer, in consultation with the Issuer, shall evaluate the projected availability of the geothermal resource and the projected power generation therefrom for the remaining life of the Guaranteed Obligation.  Such evaluation shall be completed and written notice of the conclusions of the Resource Analyst and the Independent Engineer (whether that referred to in (x) or (y) below) shall be delivered to the Issuer, the Trustee, the Administrative Agent and the Senior Creditors within 60 days following such anniversary.  To the extent that the Resource Analyst and the Independent Engineer determine, in consultation with the Issuer, that the geothermal resource and the projected power generation therefrom shall not result in a Resource Maintenance Debt Service Coverage Ratio of at least 1.45:1 for each Fiscal Year over the remaining term of the Note(s), then (x) the Issuer, in consultation with and subject to the approval of the Resource Analyst and the Independent Engineer, shall determine the wellfield expansions or other capital improvements needed in order for the Project to produce sufficient revenue such that the Resource Maintenance Debt Service Coverage Ratio will be at least 1.45:1 for each Fiscal Year for the remaining term of the Note(s) and the amount needed to fund such wellfield expansions or other capital improvements, and/or (y) if the Resource Analyst and the Independent Engineer determine that the projected availability of the geothermal resource and the projected power generation therefrom shall not result in a Resource Maintenance Debt Service Coverage Ratio of at least 1.45:1 for each Fiscal Year for the remaining term of the Note(s) notwithstanding any proposed wellfield expansions or other capital improvements proposed by the Issuer, the Resource Analyst and Independent Engineer shall calculate the amount required to effect the prepayment under Section 8.2(b) of the Note Purchase Agreement, which prepayment may be combined with proposed wellfield expansions and other capital improvements proposed by the Issuer to the extent that the Resource Analyst and the Independent Engineer determine such combination will result in the Project producing sufficient revenue such that the Resource Maintenance Debt Service Coverage Ratio will be at least 1.45:1 for each Fiscal Year for the remaining term of the Note(s)  (the amount in clause (x) and/or clause (y), as applicable, is referred to herein as the “Resource Maintenance Reserve Minimum Amount”).  If the wellfield expansions or other capital improvements contemplated by this Section 3.03(a)(xii) are not needed before the next anniversary of the Closing Date, the Issuer, the Resource Analyst and the Independent Engineer will agree on the date by which such wellfield expansions or other capital improvements are needed and will provide the Trustee, the Administrative Agent and the Senior Creditors with a schedule to fund the Resource Maintenance Reserve Minimum Amount into the Resource Maintenance Reserve Account in equal quarterly installments over the number of calendar quarters that is the same as the number of years before such wellfield expansions or other capital improvements are needed; provided, however, that if the Issuer, the Independent Engineer and the Resource Analyst fail to reach agreement on such date on or before the next Amortization Date, the earliest date proposed by the Issuer, the Independent Engineer and the Resource Analyst shall govern.  Beginning on the first Amortization Date following receipt by the Trustee of the notice from the Resource Analyst and Independent Engineer referred to above, unless and until the Issuer has provided the Trustee with a Resource Maintenance Reserve Letter of Credit, the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) of this Section 3.03(a) have been made or duly provided for, transfer from the Revenue Account to the Resource Maintenance Reserve Account the excess of (x) the Resource Maintenance Reserve Minimum Amount or the portion thereof required to be on deposit in the Resource Maintenance Reserve Account on such Amortization Date over (y) the amount on deposit in the Resource Maintenance Reserve Account on such date.

(xiii)            On each date that an optional prepayment is due on the Note pursuant to Section 8.3 of the Note Purchase Agreement, the Trustee shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of this Section 3.03(a) have been made or duly provided for, withdraw from the Revenue Account and shall pay to each holder of the Note(s) its respective portion of the principal amount of the Note(s) to be prepaid, together with all accrued interest thereon and/or Make Whole Amount due with respect thereto and/or other amounts due under Section 8.3 of the Note Purchase Agreement.  In determining the amount to be paid to any holder of any Note, the Trustee shall be entitled to rely conclusively upon a computation provided to it in writing by the Administrative Agent.

(xiv)            In the event that, on the first day which is at least twenty (20) days following an Amortization Date, all payments, transfers and allocations currently required by paragraphs 3.03(a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii) and (xiii) above on such date have been made or duly provided for, no Default or Event of Default has occurred and is continuing, the Debt Service Reserve Available Amount is at least equal to the Debt Service Reserve Minimum Amount, the Major Maintenance Reserve Available Amount is at least the Major Maintenance Reserve Minimum Amount, to the extent any amount is required to be in the Resource Maintenance Reserve Account, such amount is at least equal to the Resource Maintenance Reserve Minimum Amount or the portion thereof required to be on deposit in the Resource Maintenance Reserve Account on such date, and the conditions for declaring, paying or making dividends or distributions set forth in Section 10.5 of the Note Purchase Agreement have otherwise been satisfied, the Trustee shall, on receipt of a written request executed by the Issuer certifying that all of such conditions set forth in Section 10.5 of the Note Purchase Agreement have been satisfied, pay the amounts remaining in the Revenue Account on such date (not including any amounts deposited in the Revenue Account since such Amortization Date) to or at the written direction of the Issuer (such direction shall include a check or wire transfer instruction), which amounts shall be paid to the Issuer; provided, however, that to the extent that (A) any amounts paid into the Revenue Account are attributable to a grant under Section 1603 that was applied for by the Issuer prior to the

 Closing Date and are in excess of amounts expended by the Issuer after the Closing Date in connection with obtaining the proceeds of such grant (as certified in writing by the Issuer to the Trustee and approved in writing by the Administrative Agent) and no Default or Event of Default has occurred and is continuing, or (B) any amounts paid into the Revenue Account are attributable to a claim under the EPC Contract arising prior to the Closing Date, an insurance claim associated with an out of control well asserted prior to the Closing Date, or payments under the Power Purchase Agreement associated with energy generated prior to the Closing Date, and are in excess of amounts expended by the Issuer after the Closing Date in connection with obtaining the amounts due on such claims or the payments under the Power Purchase Agreement associated with such energy generation (in each case as certified in writing by the Issuer to the Trustee and approved in writing by the Administrative Agent), irrespective of whether a Default or Event of Default has occurred and is continuing, the Trustee shall promptly pay such amounts described in clauses (A) and (B) (which amounts are referred to herein as the “Excluded Distributions”) to or at the written direction of the Issuer without regard to whether any other conditions for declaring, paying or making dividends or distributions set forth in Section 10.5 of the Note Purchase Agreement have otherwise been satisfied, and the Issuer shall cause such amounts described in clauses (A) and (B) to be used for the sole purpose of further repaying amounts due under the TCW Note.

(b)      Operating Account.  Upon the written request of the Issuer, the Trustee shall from time to time transfer the funds deposited in the Operating Account as directed by the Issuer in such written request (such written request shall include a check or wire transfer instruction).  Except as expressly set forth herein, the Project Operator or the Issuer shall apply the funds so transferred solely for the payment of Operating Expenses.  In determining the amount to be paid under this Section 3.03(b), the Trustee shall be entitled to rely conclusively on instructions signed by a Responsible Officer of the Issuer.

(c)       Debt Service Reserve Account.  If on any date on which any scheduled payment (including any mandatory prepayment under Section 8.2 of the Note Purchase Agreement) of interest, principal, Make Whole Amount or Modified Make Whole Amount on the Note is due, the amount available in the Revenue Account is insufficient to make such payment in full, the Trustee shall, to the extent funds are available in the Debt Service Reserve Account, withdraw from the Debt Service Reserve Account the amount required to make up such deficit and shall use the amount so withdrawn, together with the available moneys from the Revenue Account, to effect the payment on the Note.  If on the day that is at least twenty (20) days following an Amortization Date, all payments, transfers and allocations currently required by this Section 3.03(c) have been paid or duly provided for, the Trustee shall, on receipt of a written request executed by the Issuer, withdraw from the Debt Service Reserve Account an amount equal to the excess of the Debt Service Reserve Available Amount over the Debt Service Reserve Minimum Amount, which amount shall be transferred into the Revenue Account to be distributed in accordance with Section 3.03(a) herein.

(d)      Major Maintenance Reserve Account.  In the event that periodic refurbishings or replacements that are neither routine in nature nor reflected in the then effective Operating Budget are required for the Project, the Issuer shall submit to the Trustee and the Independent Engineer a certificate, signed by a Responsible Officer of the Issuer, setting forth the reason why such refurbishing or replacement is required, the amount to be transferred from the Major Maintenance Reserve Account and a detailed description of the refurbishing or replacement to be undertaken with the proceeds of such transfer.  Upon approval of such certificate by the Independent Engineer, such approval to be provided within ten days, the Trustee shall from time to time transfer the amount requested to the Operating Account.  The Issuer shall apply the funds so transferred solely for the refurbishment or replacement described in such certificate.  The Trustee shall, on receipt of a written request executed by the Issuer, withdraw from the Major Maintenance Reserve Account an amount equal to the excess of the Major Maintenance  Reserve Available Amount over the Major Maintenance Reserve Minimum Amount, which amount shall be transferred into the Revenue Account to be distributed in accordance with Section 3.03(a) herein.

(e)       Drilling Expenditure Account.

(i)                  In the event that the Issuer determines to drill the Additional Wells as set forth on Schedule 3.03(e) on the Project Land prior to the first anniversary of the Closing Date, the Issuer shall submit to the Trustee, the Independent Engineer and the Resource Analyst a certificate, signed by a Responsible Officer of the Issuer, setting forth the amount to be transferred from the Drilling Expenditure Account to pay for such drilling and the interconnection of such Additional Wells to the Project’s collection system and a detailed description of the additional drilling and interconnection work to be undertaken on the Project Land with the proceeds of such transfer.  Upon approval of such certificate by the Independent Engineer and the Resource Analyst, such approval to be provided within ten days, the Trustee shall from time to time transfer the amount requested to the Operating Account.  The Issuer shall apply the funds so transferred solely for the additional drilling described in such certificate.

(ii)               To the extent that any funds remain in the Drilling Expenditure Account on the first anniversary of the Closing Date after the completion of the Additional Wells undertaken by the Issuer under paragraph (i) above, as certified by the Issuer to the Senior Creditors and the Trustee, such funds shall be transferred by the Trustee to the Resource Maintenance Reserve Account; provided that, for the avoidance of doubt, the criteria for completion of the Additional Wells shall not include any requirements to achieve enhanced wellfield and/or resource production results relative to those results upon which the base case Pro Forma Projections were modeled.

(f)       Resource Maintenance Reserve Account.

(i)                 At the time that the Resource Analyst and the Independent Engineer determine that an amount is required to be funded into the Resource Maintenance Reserve Account or made available under a Resource Maintenance Reserve Letter of Credit, the Resource Analyst and Independent Engineer shall notify the Trustee in writing of such amount and whether such amount shall be used to fund the expansion of the wellfield or other capital improvements to preserve the capacity of the geothermal resource, to prepay the Note under Section 8.2(b) of the Note Purchase Agreement, or for a combination of wellfield expansion or other capital improvements and a prepayment, and in the event of such combination, the amount that will be devoted to each purpose.

(ii)               If the Resource Analyst and the Independent Engineer notify the Trustee that the amount on deposit in the Resource Maintenance Reserve Account or available under the Resource Maintenance Reserve Letter of Credit shall be used in whole or in part to fund the expansion of the wellfield or other capital improvements to preserve the capacity of the geothermal resource, the Issuer shall submit to the Trustee, the Independent Engineer and the Resource Analyst a certificate, signed by a Responsible Officer of the Issuer, setting forth the amount to be transferred from the Resource Maintenance Reserve Account to the Operating Account to pay for such expansion or capital improvements (but only after the disbursement of all amounts in the Drilling Expenditure Account to the extent such amount is to be used to drill additional wells) and a detailed description of the expansion or other capital improvements to be undertaken on the Project Land with the proceeds of such transfer.  Upon approval of such certificate by the Independent Engineer and the Resource Analyst, such approval to be provided within ten days, the Trustee shall, to the extent necessary to fund such request, make a draw on the Resource Maintenance Reserve Letter of Credit and deposit the amount of such draw in the Resource Maintenance Reserve Account, and transfer the amount requested from the Resource Maintenance Reserve Account (including any amounts drawn on the Resource Maintenance Reserve Letter of Credit) to a sub-account in the Operating Account designated for such purpose.  The Issuer shall apply the funds so transferred solely for the expansion or other capital improvements described in such certificate.  The Resource Analyst shall notify the Trustee in writing once the expansion of the wellfield or other capital improvements has been completed to the Resource Analyst’s and Independent Engineer’s satisfaction, and upon receipt of such notice and the completion of any prepayment under Section 8.2(b) of the Note

Purchase Agreement, the Trustee shall transfer all amounts remaining in the Resource Maintenance Reserve Account into the Revenue Account.

(iii)             If the Resource Analyst and Independent Engineer determine that the projected availability of the geothermal resource and the projected power generation therefrom shall not result in a Resource Maintenance Debt Service Coverage Ratio of at least 1.45:1 for each Fiscal Year for the remaining term of the Note(s) notwithstanding any proposed wellfield expansions or other capital improvements proposed by the Issuer, the Issuer shall notify the Trustee that all of some portion of the amount on deposit in the Resource Maintenance Reserve Account or available under the Resource Maintenance Reserve Letter of Credit shall be used to prepay the Note under Section 8.2(b) of the Note Purchase Agreement (including the amount of such required prepayment), such that, after making such prepayment and any of the wellfield expansions or other capital expenditures described in clause (ii) above, the Project is expected to produce sufficient revenue such that the Resource Maintenance Debt Service Coverage Ratio will be at least 1.45:1 for each Fiscal Year for the remaining term of the Note(s).   The Trustee shall effect such prepayment upon receipt of a written direction by the Issuer, including, to the extent necessary to fund such prepayment, making a draw on the Resource Maintenance Reserve Letter of Credit and depositing the amount of such draw in the Resource Maintenance Reserve Account.  To the extent that the amount in the Resource Maintenance Reserve Account is insufficient to make the required prepayment, no distributions shall be made under Section 3.03(a)(xiv) herein other than Excluded Distributions until the full amount of the prepayment, with accrued interest, has been paid.

(iv)             If on the day that is at least twenty (20) days following an Amortization Date, all payments, transfers and allocations currently required by this Section 3.03(f) have been paid or duly provided for and no Default or Event of Default has occurred and is continuing, the Trustee shall transfer from the Resource Maintenance Reserve Account to the Revenue Account the amount on deposit in the Resource Maintenance Reserve Account that is in excess of the Resource Maintenance Reserve Minimum Amount.

(v)               In determining the amount to be paid under this Section 3.03(f), the Trustee shall be entitled to rely conclusively on instructions signed by a Responsible Officer of the Issuer or by the Independent Engineer and the Resource Analyst, as appropriate.

(g)      Notice of Account.  All instructions to the Trustee with respect to payments pursuant to this Section 3.03 shall be provided to the Trustee, DOE, Administrative Agent and Master Servicer at least three (3) Business Days before such payment is due.  The Issuer shall instruct each party depositing funds with the Trustee to identify in writing the amount of such funds, the source of such funds and the proper Trustee Account into which such funds are to be deposited.  Absent receipt of such identifying information, the Trustee shall deposit all unidentified funds in the Revenue Account.

Section 3.04.      Letters of Credit .

(a)       The Issuer may, in its sole discretion, cause HoldCo or another Person to provide the Trustee with one or more Reserve Account Letters of Credit as a means of satisfying some or all of its obligations with respect to the Debt Service Reserve Minimum Amount or the Major Maintenance Reserve Minimum Amount or all, but not less than all, of its obligations with respect to the Resource Maintenance Reserve Account.

(b)      The Trustee shall at all times while a Debt Service Reserve Letter of Credit, a Major Maintenance Reserve Letter of Credit or a Resource Maintenance Reserve Letter of Credit remains in effect hold it in safekeeping for the benefit of the Senior Creditors.

(c)       If by 10:00 a.m., New York time, on the third Business Day immediately preceding any date on which any scheduled payment of interest or principal on the Note(s) is due, the amount available in the Revenue Account and/or the Debt Service Reserve Account is insufficient to make such payment in full, the Trustee shall make a draw on the Debt Service Reserve Letter of Credit in an amount equal to the amount of such insufficiency (or, if less, the maximum amount then available under the Debt Service Reserve Letter of Credit) and shall deposit such amount into the Debt Service Reserve Account, which amount shall be used solely to make such scheduled payment on the Note(s) in accordance with Section 3.03(c).

(d)      If on any date on which the Issuer requests a transfer of funds from the Major  Maintenance Reserve Account that has been approved by the Independent Engineer, there are  insufficient funds in the Major Maintenance Reserve Account to effect that transfer, the Trustee shall make a draw on the Major Maintenance Reserve Letter of Credit in an amount equal to the amount of such insufficiency (or, if less, the maximum amount then available under the Major Maintenance  Reserve Letter of Credit) and shall deposit such amount into the Major Maintenance Reserve Account, which amount shall be used solely in accordance with Section 3.03(d).

(e)       If the Resource Maintenance Reserve Letter of Credit is provided and, either, (i) the Issuer requests a draw on that Resource Maintenance Reserve Letter of Credit to fund the wellfield expansions and other capital improvements contemplated by Section 3.03(a)(xii) and/or (ii) the Trustee receives notice that a prepayment of the Note(s) is due under Section 8.2(b) of the Note Purchase Agreement, the Trustee shall make a draw on the Resource Maintenance Reserve Letter of Credit in an amount equal to the amount of such requested draw and/or prepayment and shall deposit such amount into the Resource Maintenance Reserve Account, which amount shall be used solely to pay for such wellfield expansions or other capital expenditures or to make such prepayment under Section 8.2(b) of the Note Purchase Agreement.

(f)       On the date that is five (5) Business Days prior to any Amortization Date, the Issuer shall request a statement from each Letter of Credit Bank as to the amount available under any Debt Service Reserve Letter of Credit and any Major Maintenance Reserve Letter of Credit and provide the same to the Trustee, the Administrative Agent and the Master Servicer.

(g)      To the extent that any Reserve Account Letter of Credit is not renewed at least forty-five (45) days prior to such Reserve Account Letter of Credit’s expiration, the Trustee, at the direction of the Administrative Agent, shall draw on such Reserve Account Letter of Credit to the extent required to bring the Reserve Account to either the Debt Service Reserve Minimum Amount, the Major Maintenance Reserve Minimum Amount or the Resource Maintenance Reserve Minimum Amount, as applicable.

Section 3.05.      Investment of Trustee Account Moneys.

Any moneys held by the Trustee in the Trustee Accounts shall, upon receipt of a written request executed by a Responsible Officer of the Issuer, be invested by the Trustee in Permitted Investments selected by the Issuer as specified in such written request at the sole risk of the Issuer.  All interest and investment income realized as a result of such investments shall be retained in the Trustee Account from which the principal amount upon which such interest or income was realized was taken.  The Trustee shall have no obligation to invest and reinvest any cash held in the Trustee Accounts in the absence of timely and specific written investment direction from a Responsible Officer of the Issuer.  In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon by reason of investment performance, liquidation prior to stated maturity or otherwise.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of a Responsible Officer of the Issuer to provide timely written investment direction.

The parties to this Security Agreement acknowledge that shares or investments in Permitted Investments are not obligations of Wilmington Trust Company, or any parent or Affiliate of Wilmington Trust Company, are not deposits and are not secured by the Federal Depository Insurance Corporation.  The Trustee or its Affiliates may be compensated by mutual funds or other investments comprising Permitted Investments for services rendered in its capacity as investment advisor, or other service provider, and such compensation is both described in detail in the prospectuses for such funds or investments, and is in addition to the compensation, if any, paid to Wilmington Trust Company in its capacity as Trustee hereunder.  The parties to this Security Agreement agree that the Trustee shall not be responsible for any losses or diminution in the value of the funds held by it occurring as a result of the investment of such funds in accordance with the terms hereof.

Section 3.06.      Reports for Administrative Agent .

The Trustee shall certify to the Administrative Agent, within ten (10) days after the end of each calendar quarter, the amounts of proceeds from the sale of the Notes (if any) disbursed to the Issuer during such calendar quarter, the outstanding principal amount of the Note(s) as of the end of such calendar quarter, and the repayments of principal and interest and accruals of interest during the preceding calendar quarter.

ARTICLE IV

C O V E N A N T S  O F  T H E  I S S U E R

The Issuer covenants that on and after the date of this Security Agreement and until the Note is paid in full and all of the Obligations are discharged:

Section 4.01.      Defense of Title .

The Issuer shall warrant, defend and preserve its right, title and interest in and to the Collateral and the validity and priority of the Lien of the Security Documents and shall forever warrant and defend the same against the claims of all persons whomsoever, and the Issuer shall not sell or otherwise alienate any of its interests in the Collateral except as otherwise permitted under the Loan Documents.  The Issuer shall maintain good and valid rights and title to its real property, including, in each case, to the extent applicable, the land, leasehold estates, license rights and easements constituting the Project Land, and all of its other property, free and clear of all Liens except Permitted Liens and as otherwise provided under this Security Agreement.

Section 4.02.      Further Assurances .

The Issuer shall execute, file and deliver any further writing, instrument or document and take any further action as may be required by applicable law or reasonably requested from time to time by the Required Senior Creditors, and in form and substance reasonably satisfactory to the Required Senior Creditors, and make all recordings and filings and take all such other action as may be necessary or desirable under any applicable law to evidence, effectuate, preserve the priority of, protect and perfect the Lien on and security interest in the Collateral securing the Obligations, and, in addition and in furtherance of, but not in limitation of, the foregoing, use its best efforts to comply with any request of the Trustee or the Required Senior Creditors to obtain, execute, deliver or file nondisturbance agreements, mortgagee’s waivers, and such other instruments and notices, amendments and renewals thereof, as the Trustee or the Required Senior Creditors shall deem appropriate to fully preserve and protect the Lien on and security interest in the Collateral securing the Obligations; provided, however, that nothing contained in this Section shall require the Issuer to pay or suffer forbearance of any Material amounts, or waive or otherwise terminate the effectiveness of any material term or other provision, in connection with any such nondisturbance agreement, mortgagee’s waiver or other instrument.

Section 4.03.      Recordings and Filings .

(a)       The Issuer, forthwith upon the execution of the Security Documents, and thereafter from time to time, shall cause such Security Documents and any other security instrument creating, evidencing, perfecting or continuing the perfection of the Lien hereof and thereof, to be filed or recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the Lien on and security interest in the Collateral securing the Obligations.

(b)      The Issuer shall, upon the request of the Trustee or the Required Senior Creditors, execute supplements to the Deed of Trust, supplements to this Security Agreement, and financing statements, continuation statements and any other instruments or documents reasonably deemed necessary or desirable by the Required Senior Creditors, to perfect or preserve the Lien on and security interest in the Collateral securing the Obligations.  To the extent permitted by law, the Trustee is authorized to record and file supplements to this Security Agreement and financing or continuation statements without the signature of the Issuer to perfect, maintain or maintain the perfection of the Trustee’s Lien on and security interest in the Collateral (including a copy of this Security Agreement), and the Issuer ratifies and approves all financing statements which the Trustee may have already filed and authorizes the Trustee to adopt on the Issuer’s behalf any symbol required for authenticating any electronic filings.  The Issuer waives any right to file correction or termination statements without the Trustee’s advance written consent.  The Issuer further agrees that a carbon, photographic, photostatic or other reproduction of any Security Document or of a financing statement is sufficient as a financing statement.

(c)       The Issuer shall pay all filing, registration or recording fees, and all reasonable expenses incident to the preparation, execution and acknowledgement of this Security Agreement, the Deed of Trust, the other Security Documents, any instrument supplemental hereto or thereto, any security instrument with respect to the Collateral (including instruments perfecting the Lien of any Security Documents or continuing such perfection) and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, impositions, assessments and charges arising out of or in connection with the execution and delivery of the Note, the Note Purchase Agreement, this Security Agreement, the other Security Documents, any instrument supplemental hereto or thereto, any security instrument with respect to the Collateral or any instrument of further assurance.

(d)      The Issuer shall be responsible for notifying the Trustee (with a copy of such notice sent to each Senior Creditor, the Administrative Agent and the Master Servicer) six (6) months before the fifth anniversary of the filing of any Uniform Commercial Code financing statement or continuation statement that a continuation of such financing statement must be filed.  The Issuer shall include with such notice to the Trustee a continuation statement for each such financing statement or continuation statement.  The Issuer shall thereafter file such continuation statement in a timely manner at the Issuer’s own expense and shall promptly thereafter provide the Trustee, the Administrative Agent and the Master Servicer with evidence reasonably satisfactory to it of such filing.

Section 4.04.      Payment of Fees, Costs and Expenses .

The Issuer shall pay promptly the fees and the reasonable costs and expenses of the Secured Parties incurred from time to time hereunder or under any other Operative Document (including, without limitation, any and all costs, reasonable attorneys’ fees and expenses that the

Trustee or the Senior Creditors may incur in the collection or enforcement of the Obligations or the Security Documents), and shall indemnify and reimburse the Secured Parties and their officers, directors, employees, representatives and agents for all amounts required to be paid by it or them, including any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property or natural resources), penalties, taxes (other than Excluded Taxes), actions, suits, judgments, reasonable costs and expenses (including reasonable attorneys’ and agents’ fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Secured Parties directly or indirectly relating to, or arising from, claims against the Secured Parties arising out of or in connection with the transactions contemplated hereby (including, but not limited to, the Consents, the Deed of Trust and the other Security Documents), including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the gross negligence or willful misconduct of such Secured Party or any of their respective officers, directors, employees, representatives and agents.  The Issuer hereby agrees to indemnify and hold harmless the Trustee and its directors, officers, agents and employees from and against any and all claims, demands, losses, penalties, liabilities, costs, damages, injuries, and expenses, including, without limitation, reasonable attorneys’ fees and expenses, suffered or sustained by the Trustee, either directly or indirectly, relating to or arising out of any Environmental Law relating to the Project or any Operative Document, including, without limitation, any judgment, award, settlement, reasonable attorneys’ fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim.  The provisions of this Section 4.04 shall survive the termination of this Security Agreement or the earlier resignation or removal of the Trustee.

     Section 4.05.      Notification of Litigation .

Promptly, but in any event within five (5) Business Days, after any Responsible Officer of the Issuer or NGP obtains Knowledge thereof or information pertaining to developments in any action or proceeding involving the Issuer or the Project (i) in excess of $300,000 or (ii) challenging the validity, enforceability or any Material term of an Applicable Permit, Lease, Easement or any other Major Project Document, and the Trustee and the Senior Creditors shall have the right to appear in and defend any such action or proceeding, in the name and on behalf of the Issuer, if the Required Senior Creditors inform the Issuer in writing that they believe the defense of such action or proceeding by the Issuer may have a Material Adverse Effect on the value of the Collateral or the Lien of the Security Documents.  The Trustee or the Required Senior Creditors shall also have the right to institute any action or proceeding which the Required Senior Creditors, in their reasonable judgment, believe should be brought to protect the value of the Collateral or the Lien of the Security Documents.  If any action or proceeding is commenced by the Trustee or the Senior Creditors as provided above or to which action or proceeding the Senior Creditors are made parties or in which, in the opinion of the Senior Creditors, it becomes necessary to prevent a Material Adverse Effect on the Lien of the Security Documents or to protect the value of the Collateral, the Issuer shall indemnify, defend and hold the Trustee and the Senior Creditors harmless against any loss or liability arising out of or related to or incurred in connection with any such action or proceeding and shall, on demand, promptly reimburse the Trustee and the Senior Creditors for all judgments paid and expenses (including, without limitation, reasonable attorneys’ fees and appellate attorneys’ fees) incurred by the Trustee or the Senior Creditors, in such action or proceeding, any such reimbursement to be an additional Obligation secured by the Collateral.

Section 4.06.      Insurance, Condemnation .

(a)       The Issuer shall maintain or cause to be maintained, with financially sound and reputable insurers approved by the Required Senior Creditors, the insurance required by Section 9.4 of the Note Purchase Agreement.  The Issuer agrees that if an Event of Default exists or a Default exists and the Required Senior Creditors believe that there could be a Material Adverse Effect on the value of the Collateral, the Trustee may act as attorney-in-fact for the Issuer in obtaining, adjusting, settling and canceling such insurance and receiving and endorsing any drafts.  If the Issuer shall fail to provide and pay for any such insurance as set forth in Schedule 9.4 to the Note Purchase Agreement, the Trustee may (but shall not be required to), provide or pay for the same, at the expense of the Issuer, as set forth in Schedule 9.4 to the Note Purchase Agreement.

(b)      In the event of any damage, destruction, condemnation, taking or taking for use (any such event referred to herein as an “Event of Loss”) with respect to any portion of the Project in excess of $75,000 (singly or in the aggregate), the Issuer shall notify, in writing, the Secured Parties of such Event of Loss, in accordance with Section 7.1(f) of the Note Purchase Agreement.  The Issuer agrees that, upon the occurrence of an Event of Loss, it shall promptly pay any and all proceeds (including, without limitation, condemnation or insurance proceeds) received by it in respect of such Event of Loss, up to an amount equal to the then outstanding principal amount of the Note, plus accrued interest thereon, to the Trustee to be held by the Trustee (together with all income thereon) pursuant to this Security Agreement as part of the Collateral securing the Obligations.  The Trustee shall deposit all such payments received from the Issuer or directly from any insurer or condemning authority in an account maintained with itself (the “Insurance and Condemnation Proceeds Account”), provided, however, that all proceeds of business interruption insurance shall be deposited by the Trustee into the Revenue Account, in accordance with Section 3.02(a).  Except as otherwise provided in Section 4.06(f), the Issuer shall be obligated to repair, replace or reconstruct the Project subject to an Event of Loss to a condition substantially equivalent to its condition immediately prior to such Event of Loss or to a condition of at least equivalent value, regardless of whether the insurance proceeds covering such damage or destruction, or the amount of the award or compensation for damages recovered on account of such taking or condemnation, shall be sufficient to pay the cost thereof.  The repair, replacement or reconstruction of the Project shall be completed within a period of six (6) months after the Event of Loss, which period shall be extended to nine (9) months so long as (i) there is no Default or Event of Default at the time of the Event of Loss and (ii) the Issuer demonstrates to the satisfaction of the Independent Engineer and the Administrative Agent that (A) the construction budget and the schedule for the repair, replacement or reconstruction of the Project are adequate and reasonable, (B) the insurance proceeds received by or due to the Issuer in relation to such Event of Loss (other than the proceeds of any business interruption insurance), together with other amounts contributed to the Issuer or otherwise committed to the Issuer for such repair, replacement or reconstruction on terms that are acceptable to the Required Senior Creditors, will be sufficient to complete such repair, replacement or reconstruction, (C) the Issuer will be able to make all scheduled payments on the Notes during such repair, replacement or reconstruction without drawing on the Debt Service Reserve Letter of Credit or the amounts on deposit in the Debt Service Reserve Account, and (D) the Issuer is diligently pursuing such repair, replacement or reconstruction.  Any extension of the deadline to complete the repair, replacement or reconstruction of the Project beyond nine (9) months shall be subject to the written consent of the Senior Creditors.

(c)       For the purposes of this Section 4.06, the Project shall be deemed to be in a condition substantially equivalent to its condition or value immediately prior to an Event of Loss affecting it if the Project can be used effectively for substantially the same quantity and quality of generation and transmission of electric energy, capacity and related products for commercial sale for which it was used immediately prior to such Event of Loss, as certified in a report of the Independent Engineer as to the condition of the Project in form, scope and substance reasonably satisfactory to the Required Senior Creditors.

(d)      (i)         If, from time to time on or before the date that is six (6) months immediately succeeding the occurrence of an Event of Loss (or such longer period as may be authorized pursuant to Section 4.06(b)), the Issuer shall deliver to the Trustee and the Senior Creditors a certificate in substantially the form of Exhibit E hereto (an “Insurance Withdrawal Certificate”), signed by a Senior Financial Officer of the Issuer, certifying as to:

(A)       the amount requested to be withdrawn from the Insurance and Condemnation Proceeds Account for the Project for the next month as reimbursement for expenses previously incurred, presently due and payable, or to become due and payable within one (1) month in connection with the restoration of the Project to a condition substantially equivalent to its condition or value immediately prior to such Event of Loss (the “Restoration Costs”);

(B)       the attached copies of bills or other written evidence of individual costs describing the items purchased and/or the services rendered and all other pertinent schedules, statements, invoices, change orders or other information; and

(C)       a reconciliation of all Restoration Costs disbursed through the date of such Insurance Withdrawal Certificate to the projected total costs of restoring the Project to a condition substantially equivalent to its condition or value immediately prior to such Event of Loss (the “Projected Total Restoration Costs”), demonstrating that, after giving effect to the proposed withdrawal, the amounts remaining on deposit in the Insurance and Condemnation Proceeds Account with respect to such Event of Loss are sufficient to pay the Projected Total Restoration Costs of such Project (taking into account any additional amounts not otherwise subject to the lien of this Security Agreement deposited by the Issuer with the Trustee for the purpose of effecting such restoration);

and further certifying in such Insurance Withdrawal Certificate that (1) all the amounts of Restoration Costs set forth in the certificate have been paid, are presently due and payable or shall be due and payable within one (1) month, (2) none of such amounts has been the subject of any prior payment request submitted to the Trustee, and (3) the entire amount of the withdrawal requested in clause (A), above, shall  be used to pay, or to reimburse the Issuer for payment of, the Restoration Costs set forth in the Insurance Withdrawal Certificate, then, upon written approval thereof by the Required Senior Creditors and the Independent Engineer (which written approvals shall be given, or refused to be given, to the Issuers, and a copy of such written approvals shall be given to the Trustee, within ten (10) days of the receipt of such Insurance Withdrawal Certificate), the Trustee shall, within three (3) Business Days of its receipt of a copy of the written approvals thereof by the Required Senior Creditors and the Independent Engineer, transfer funds on deposit in the Insurance and Condemnation Proceeds Account as directed by the Issuer in the Insurance Withdrawal Certificate (such Insurance Withdrawal Certificate shall include a wire transfer instruction and all amounts disbursed hereunder shall be wired by the Trustee directly to the entity due such amounts).

The Issuer hereby agrees that all funds received by it pursuant to this Section 4.06(d)(i) shall be applied exclusively to the payment of, or reimbursement for, Restoration Costs which have been properly identified in an Insurance Withdrawal Certificate.  No more than one Insurance Withdrawal Certificate shall be delivered to the Trustee in any single calendar month.

                   (ii)        If on the date that is six (6) months immediately succeeding the occurrence of an Event of Loss (or such longer period as may be authorized pursuant to Section 4.06(b)) the Project has not been restored to a condition substantially equivalent to its condition or value immediately prior to such Event of Loss, then the Issuer shall give written notice thereof to the Secured Parties and the Independent Engineer, and the Issuer shall either (A) deposit with the Trustee, out of funds of the Issuer not held in the Accounts within thirty (30) days of the date of such notice, an amount determined by the Independent Engineer to be sufficient, when combined with the amounts on deposit in the Insurance and Condemnation Proceeds Account attributable to such Event of Loss, to complete the restoration of the Project to a condition substantially equivalent to its condition or value immediately prior to such Event of Loss, or (B) prepay, in accordance with the provisions of Section 8.2(a) of the Note Purchase Agreement, a principal amount of the Note equal to the sum of (x) the amount of insurance proceeds held by the Trustee in the Insurance and Condemnation Proceeds Account with respect to such Event of Loss, and (y) all amounts previously disbursed from the Insurance and Condemnation Proceeds Account with respect to such Event of Loss as the principal amount thereof, together with interest accrued to the date of prepayment on the principal amount being prepaid, but without a prepayment premium.  In the event that the Issuer elects, pursuant to clause (A) above, to restore the Project to a condition substantially equivalent to its condition or value immediately prior to such Event of Loss and, on the date that is six months immediately succeeding the date of the notice provided under this Section 4.06(d)(ii) (or such longer period as may be authorized pursuant to Section 4.06(b)), the Project has not been restored to a condition substantially equivalent to its condition or value immediately prior to such Event of Loss, then the Issuer shall prepay, in accordance with the provisions of Section 8.2(a) of the Note Purchase Agreement, a principal amount of the Note equal to the sum of (x) the amount of the insurance proceeds held by the Trustee in the Insurance and Condemnation Proceeds Account with respect to such Event of Loss and (y) the amount of such insurance proceeds previously disbursed from the Insurance and Condemnation Proceeds Account with respect to such Event of Loss, but without a prepayment premium.

(e)       The Issuer, immediately upon obtaining Knowledge of the institution of any proceedings for the condemnation or other taking of the Collateral or any portion thereof in excess of $75,000 (singly or in the aggregate), or the use thereof, shall, in accordance with Section 7.1(f) of the Note Purchase Agreement, notify, in writing, the Secured Parties of the pendency of such proceedings.  The Trustee or the Senior Creditors, may, but shall not be obligated to, participate in such proceedings (including, without limitation, the making of any compromise or settlement in connection with such proceedings), if such participation is deemed desirable by the Senior Creditors, and the Issuer agrees to deliver to the Trustee or the Senior Creditors, all instruments requested by them from time to time to permit such participation.  The Trustee is hereby irrevocably appointed as the Issuer’s attorney-in-fact, coupled with an interest, with exclusive power to make, during the continuance of any Event of Default, any compromise or settlement in connection with such proceedings at the written direction of the Required Senior Creditors.

(f)       In the event all or substantially all of the Project is damaged, destroyed, condemned or otherwise taken, the Issuer shall prepay, in accordance with the provisions of Section 8.2(a) of the Note Purchase Agreement, the entire outstanding principal amount of the Note together with interest accrued to the date of prepayment on the principal amount being prepaid and all other amounts due under the Loan Documents, but without a prepayment premium.  In the event any portion of the Project is subject to an Event of Loss, but less than substantially all of the Project is affected by such Event of Loss, the Issuer shall not be obligated to repair, replace or reconstruct any such portion if, the Issuer is diligent pursuing the decision as to whether to repair, replace or reconstruct such portion and on or prior to the date six months immediately succeeding such Event of Loss, the Issuer in its good faith judgment determines that it would be uneconomic to repair, replace or reconstruct such portion.  If the Issuer makes such determination and so certifies to the Trustee on or prior to the date six months immediately succeeding such Event of Loss, the Issuer shall, upon the earliest of the expiration of such six-month period or the time proceeds, if any, of insurance, condemnation or taking are received with respect to such Event of Loss, promptly make the prepayment described above in this Section 4.06(f).

(g)      The Issuer at its own expense, upon request by the Trustee or the Required Senior Creditors, shall make, execute and deliver any and all instruments reasonably requested for the purposes of confirming the assignment of the aforesaid insurance proceeds, awards and compensation to the Trustee, free and clear of any Liens of any kind or nature whatsoever.

Section 4.07.      Maintenance of Collateral .

The Issuer at its own expense shall, subject to the existence of Permitted Liens, at all times take all steps reasonably necessary and desirable to protect its interest in the Collateral, including, without limitation, the following:

(a)       keep and maintain separate books and records relating to its interest in the Collateral at its chief executive office at the address indicated on the first page of the Note Purchase Agreement (or at another address specified in a notice to the Trustee) in a form reasonably consistent with Prudent Engineering and Operating Practices or another standard satisfactory to the Required Senior Creditors, and not remove the same without the prior written consent of the Trustee (which consent shall only be given at the written direction of the Required Senior Creditors);

(b)      if an Event of Default exists, deliver to the Trustee, promptly upon its request therefor, all schedules, lists, invoices, bills of lading, documents of title, purchase orders, receipts, chattel paper, instruments and other items relating to its interest in the Collateral;

(c)       when required by applicable law or otherwise necessary or desirable for the perfection or maintenance of the Trustee’s Lien on and security interest in the Collateral or when requested to do so by the Trustee, make, stamp or record such entries or legends on any of the Issuer’s books and records relating to the Collateral as the Required Senior Creditors shall reasonably request from time to time;

(d)      defend its interest in the Collateral and defend and indemnify the Trustee and its officers, directors and employees against all claims, Liens, security interests, demands and other encumbrances of third parties at any time claiming an interest in the Collateral;

(e)       keep its interest in the Collateral free of all Liens except the Lien and security interest granted under the Security Documents and Permitted Liens;

(f)       pay, promptly when due, all expenses incurred in the delivery, storage or other handling of its interest in the Collateral;

(g)      promptly notify, in writing, the Secured Parties of any Lien (other than Permitted Liens) arising out of, or with respect to, its interest in the Collateral of which the Issuer has notice or Knowledge;

(h)      carry out such additional work actions as are from time to time reasonably required in order to generate and transmit  energy at and from the Project in accordance with Prudent Engineering and Operating Practices; and

(i)        provide to the Secured Parties by February 1 of each year a certificate of compliance with Environmental Laws in the form of Exhibit C hereto, executed by a Responsible Officer of each of the Issuers.

Section 4.08.      Compliance with the Note Purchase Agreement .

The Issuer shall comply with each of the covenants and other requirements of the Note Purchase Agreement and shall give written notice to the Trustee of any change in the registered holder of a Note.

Section 4.09.      Right of Trustee to Make Payments .

If the Issuer fails to make any payment required by this Security Agreement, or pursuant to the Deed of Trust, or fails to comply with any of the covenants in this Security Agreement (including, without limitation, the covenants set forth in Section 4.11) or the covenants in the Deed of Trust, the Required Senior Creditors may, but shall not be required to, direct the Trustee, by ten (10) days’ prior written notice to the Issuer and the Trustee, to make such payment out of funds held in the Trustee Accounts or to effect such compliance on behalf of the Issuer.  All amounts expended by the Trustee under this Section shall be deemed additional Obligations secured by the Collateral, and the Issuer shall reimburse the Trustee Accounts promptly after demand for any amounts expended therefrom, with interest on such amounts at the Default Rate with respect to the Note.

Section 4.10.      Deed of Trust Taxes .

If any law is enacted or adopted after the date of this Security Agreement which deducts the principal amount of the Note from the value of the Collateral for the purpose of taxation or which changes the laws now in force for the taxation of deeds of trust, security instruments or debts secured thereby or the manner of the operation of any such taxes or which otherwise imposes a tax, either directly or indirectly, on the Note or the Security Documents, the Issuer shall pay such tax, with interest and penalties thereon, if any, provided, however, that in no instance shall the Issuer be obligated to pay any Excluded Taxes.

The Issuer shall not claim or demand or be entitled to any credit or credits on account of the Note for any part of the taxes against the Collateral or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Collateral, or any part thereof, by reason of the Security Documents or the Note.

If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to any of the Note or the Security Documents, or impose any other tax or charge on the same, the Issuer shall pay for the same, with interest and penalties thereon, if any.

Section 4.11.      Operative Documents .

(a)       The Issuer shall perform, within the applicable grace periods, each of its Material covenants and obligations under the Note Purchase Agreement, the Note, this Security Agreement, the Project Documents and the Deed of Trust.

(b)      The Issuer shall, promptly upon the receipt thereof, deliver to the Secured Parties, copies of all Material notices, demands or declarations at any time received by the Issuer from other parties to any of the Project Documents.

Should the Issuer fail to punctually keep, observe and perform any of the Material terms, covenants and agreements of the Project Documents, the Senior Creditors, may, but shall not be obligated to, effect such performance on behalf of the Issuer and the Issuer shall, on demand, reimburse the Senior Creditors for any amounts expended by them to effect such performance, with interest thereon at the Default Rate, such reimbursement to be additional Obligations secured by the Collateral.

(c)       The Issuer shall not receive or collect any payments under the Project Documents in advance of the time when the same become due and payable thereunder without the prior written consent of the Required Senior Creditors.

(d)      The Issuer shall not amend or modify any of the terms or provisions of any Major Project Document without the prior written consent of the Required Senior Creditors.

(e)       The Issuer shall not make any election or give any consent or approval which is Material to the security for the Obligations under any of the Project Documents, other than elections required or permitted to be made under the Power Purchase Agreement pursuant to Section 10.24 of the Note Purchase Agreement, without the prior written consent of the Required Senior Creditors.

(f)       The Issuer shall give the Secured Parties written notice promptly upon any party to a Project Document requesting an arbitration proceeding under and pursuant to the provisions of such Project Document, which arbitration proceeding affects the Issuer, the Project or any Collateral in excess of $300,000 (singly or in the aggregate), in accordance with Section 7.1(f) of the Note Purchase Agreement.  The Trustee or the Required Senior Creditors shall have the right, but not the obligation, to intervene and participate in any such proceeding, and the Issuer agrees to confer with the Senior Creditors and with the Trustee, to the extent the Required Senior Creditors shall deem necessary.  The Issuer shall not compromise on any such arbitration proceeding without the prior written consent of the Required Senior Creditors.  Should the Issuer have the right to select an arbitrator or appraiser in connection with such proceeding, the Issuer shall only select an arbitrator or appraiser, as the case may be, who is approved in writing by the Required Senior Creditors; provided, however, that, if at the time any such proceeding shall be commenced an Event of Default has occurred and is continuing, the Required Senior Creditors shall have the exclusive right to appoint the arbitrator on behalf of the Issuer and to control the conduct of the proceeding.

(g)      The Issuer shall execute and deliver, upon the request of the Required Senior Creditors, such instruments as the Required Senior Creditors may reasonably deem useful or required to permit the Trustee or the Required Senior Creditors to cure any default under a Project Document or permit the Trustee or the Required Senior Creditors to take such actions as the Required Senior Creditors may deem necessary to remedy the matter in default and preserve the interest of the Trustee and the Senior Creditors in such Project Document.

(h)      The Issuer shall not enter into any agreement, other than the Power Purchase Agreement, covering the sale of energy, capacity, ancillary services or any other product produced by the Project without the prior written consent of the Required Senior Creditors.  The Issuer shall take such action as may be required effectively to subject its interest in any such agreement to the Lien and security interest of this Security Agreement.

(i)        The Issuer shall not (i) change its name or (ii) change the state of its incorporation or organization, without the advance written consent of the Trustee (acting at the direction of the Required Senior Creditors).

(j)        Without limiting the generality of the foregoing, other than as set forth in Section 10.24 of the Note Purchase Agreement, the Issuer shall not make or consent to any adjustments to the Average Annual Supply Amount, Yearly PC Amount, or Maximum Amount, Supply Amount under the Power Purchase Agreement without the consent of the Required Senior Creditors.

Section 4.12.      Applicable Permits .

The Issuer shall duly obtain when needed and thereafter maintain in full force and effect as long as legally required all Applicable Permits required for the construction or operation of the Project, except where the failure to obtain or maintain an Applicable Permit could not reasonably be expected to have a Material Adverse Effect.

Section 4.13.      Spare Parts .

The Issuer shall maintain, or have ready access to, an inventory of spare parts for the Project in accordance with a spare parts list approved by the Independent Engineer and the Required Senior Creditors and otherwise as needed in order to perform their obligations under the Project Documents.

Section 4.14.      Borrower Revenues .

The Issuer shall cause all Borrower Revenues to be deposited in, and disbursed from, the Revenue Account in accordance with the Consents, this Security Agreement and the Note Purchase Agreement.

Section 4.15.      No Lender Liability .

The Issuer acknowledges that neither the Trustee nor any Senior Creditor shall have any liability, obligation or responsibility whatsoever to the Issuer with respect to the operation of the Project, unless the Trustee or such Senior Creditor shall take possession of the Project, in which case the Trustee and the Senior Creditors shall have no liability, obligation or responsibility whatsoever to the Issuer in connection with the operation of the Project, except for any liability arising from its own gross negligence, willful misconduct or bad faith.  Moreover, the Issuer acknowledges that none of the Trustee nor the Senior Creditors shall be obligated to inspect the Project, nor be liable for the performance or default of the Issuer, the Project, any contractor or any other Person, or for any failure to protect or insure the Project, or for the payment of costs of labor, materials or services supplied for the operation of the Project, or for the performance of any obligation of the Issuer whatsoever.

Section 4.16.      Closing Date Flow of Funds Memo .

The Issuer shall, on or prior to the Closing Date, provide the Trustee, the Senior Creditors and the Administrative Agent with a flow of funds memo in substantially the form of Exhibit D hereto or another form agreed to by the Trustee, the Issuer and the Administrative Agent (the “Closing Date Flow of Funds Memo”) indicating, to the reasonable satisfaction of the Trustee and the Required Senior Creditors, the aggregate amount of funds to be received by the Trustee on the Closing Date and the source of origination of such funds and directing the Trustee to apply such funds as set forth in the Closing Date Flow of Funds Memo.

Section 4.17.      Delivery of Operating Budget; Request for Withdrawals from Revenue Account .

The Issuer shall submit to the Trustee a copy of the annual Operating Budget for the Project and the Issuer within five (5) days after it is approved by the Independent Engineer and the Required Senior Creditors pursuant to Section 7.1(c) of the Note Purchase Agreement or after a change to the Operating Budget is approved by the Administrative Agent under Section 21.2 of the Note Purchase Agreement.  If the Operating Budget is not approved by the Independent Engineer and the Required Senior Creditors for any calendar year, the Issuer shall provide the Trustee with a copy of the Operating Budget for the preceding calendar year, Adjusted for Inflation in accordance with Section 7.1(c) of the Note Purchase Agreement, by December 24 of such preceding calendar year.  Not later than five (5) Business Days prior to the first Business Day of each month, the Issuer shall deliver to the Trustee and Senior Creditors a written direction requesting that the Trustee transfer funds from the Revenue Account to the Operating Account in accordance with Section 3.03(a)(i) hereof.

ARTICLE V

E V E N T S O F D E F A U L T ; R E M E D I E S

Section 5.01.      Events of Default .

An event of default shall exist if any of the following conditions or events shall occur and be continuing (“Event of Default”):

(a)                The Issuer defaults in the payment of any principal, interest, Make Whole Amount or Modified Make Whole Amount, if any, on the Note or any Administrative Fee,  or any other fees or other amounts owing under the Note Purchase Agreement or under any other Loan Document when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)               the Issuer defaults in the performance of or compliance with any term contained in Sections 7.1(f), 7.4, 9.1, 9.4, 9.5, 9.11, 9.13, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.17, 10.18, 10.19, 10.20 or 10.22 of the Note Purchase Agreement or Sections 4.01, 4.07(c), 4.07(d), 4.07(e), 4.11 (except 4.11(c)), 4.12 or 4.14 of this Security Agreement; or

(c)                the Issuer or HoldCo defaults in the performance of or compliance with any term contained in the Note Purchase Agreement, this Security Agreement (other than those referred to in paragraphs (a) and (b) of this Section 5.01), any Deed of Trust or any other Loan Document, and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Issuer or HoldCo receiving written notice of such default from any Senior Creditor; or

(d)               any representation or warranty made in writing by or on behalf of the Issuer or HoldCo, or by any Responsible Officer of the Issuer or HoldCo, in the Note Purchase Agreement, this Security Agreement, in any other Loan Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made or is or shall be intentionally misrepresented in any respect, material or otherwise; or

(e)                a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than the Indebtedness evidenced by the Note) of the Issuer having a principal amount in excess of $175,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; or

(f)                any Governmental Judgment or arbitral award shall be rendered against the Issuer for the payment of money in excess of $150,000 individually or $300,000 in the aggregate, and there shall be a period of sixty (60) consecutive days during which a stay of enforcement of such Governmental Judgment or arbitral award, by reason of a pending appeal, bond, sufficient insurance coverage (acknowledged in writing by the insurer) or otherwise, shall not be in effect; or

(g)               the Issuer shall at any time have any employees; or

(h)               any Change in Control shall occur; or

(i)                 the Issuer shall:

(i)                 generally fail to pay its debts as they become due, or admit in writing its inability to pay debts as they become due;

(ii)                 apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for itself or any of its property, or make a general assignment for the benefit of its creditors;

(iii)               in the absence of such application, consent or acquiesce, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for itself or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

(iv)             permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist  the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against it; provided, that if not commenced by it, such proceeding shall be consented to or acquiesced in by it, or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

(v)               take any corporate action authorizing, or in furtherance of, any of the foregoing; or

(j)                 without the consent of the Required Senior Creditors, any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Issuer, or is subject to a challenge that, in the opinion of the Required Senior Creditors, is reasonably likely to prevail, shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest in favor of the Security Trustee (for the benefit of the Senior Creditors) subject in the case of non-possessory security interests only to Permitted Liens; or

(k)               the Issuer or any of its plants or other sites have managed, generated or disposed of any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act and the Clean Water Act, in material violation of or in a manner which would result in liability under such statutes or any regulations promulgated pursuant thereto or any other applicable law except where such violation, noncompliance or liability would not result in a Material Adverse Effect; or

(l)                 any of the following events shall occur:

(i)                 the Issuer is enjoined, restrained or in any way prevented by court order or order of any other Governmental Authority from owning, operating or maintaining the Project and such order shall not be stayed or otherwise lifted within sixty (60) days after entry thereof;

(ii)               (A) any provision of any Operative Document becomes unenforceable or is terminated by operation of law or by any party thereto (other than as a result of its full performance or discharge) or the enforceability of any such agreement or any provision thereof is challenged by any Person (other than by a holder of a Note or any Affiliate thereof) and such challenge, in the reasonable determination of the Required Senior Creditors, is likely to prevail, the result of any of which is likely to have a Material Adverse Effect (except solely under clause (iv) of the definition of “Material Adverse Effect” in the Note Purchase Agreement); or (B) a default occurs and remains unremedied beyond any applicable cure period under any Project Document and the effect of such default gives another Person party to such agreement the right to terminate the same either immediately or after any applicable notice or lapse of time, the result of which, in the reasonable opinion of the Required Senior Creditors, is likely to have a Material Adverse Effect (except solely under clause (iv) of the definition of “Material Adverse Effect” in the Note Purchase Agreement) and the Trustee, at the direction of the Required Senior Creditors, shall have sent a written notice to the Issuer to that effect; or (C) the Issuer shall fail (1) to keep, observe and perform or cause to be kept, observed or performed, in each case after giving effect to the applicable grace periods, all the Material terms, covenants and agreements of the Project Documents or, (2) without limiting the generality of the foregoing, to pay all amounts payable by it under any Project Document, or (3) to take any and all such action as may be necessary promptly to enforce its rights and to collect any and all sums due it under the Project Documents, or (4) to do or cause to be done all things necessary to preserve and keep unimpaired its rights under the Project Documents and to prevent any termination, surrender, cancellation, forfeiture or impairment of any thereof (except by expiration in accordance with its terms) and to prevent any Material default under any of such Project Documents, and, in the case of clauses (1) through (4), such failure is likely to have a Material Adverse Effect (except solely under clause (iv) of the definition of “Material Adverse Effect” in the Note Purchase Agreement); provided, however, that solely with respect to the unenforceability or termination of a Project Document that is not a Major Project Document by operation of law, the challenge to the enforceability of a Project Document that is not a Major Project Document or a breach of a Project Document that is not a Major Project Document by a Person other than the Issuer or any of its Affiliates, no Event of Default shall occur as a result of such breach if the Issuer obtains a Replacement Obligor for the affected party or a Replacement Contract for the affected Project Document within forty-five (45) days thereafter (which time period does not include the time during which the Senior Creditors are considering the acceptability of the Replacement Obligor or Replacement Contract after such Replacement Obligor or Replacement Creditor has been presented to them by the Issuer) and such breach has not had and does not have, prior to obtaining such Replacement Obligor or Replacement Contract, a Material Adverse Effect or such Material Adverse Effect is cured prior to or simultaneously with obtaining such Replacement Obligor or Replacement Contract; and provided further, that TCW Agent may terminate the Project Operator and Cotenancy Manager following an event of default under the TCW NPA pursuant to which TCW has exercised remedies so long as Replacement Obligor and a Replacement Contract therefore are obtained within ninety (90) days after such termination (which time period does not include the time during which the Senior Creditors are considering the acceptability of the Replacement Obligor or Replacement Contract after such Replacement Obligor or Replacement Creditor has been presented to them by the Issuer);

(iii)             the loss, suspension or revocation of, or failure to renew, any Applicable Permit now held or hereafter acquired by or for the Project, if such loss, suspension, modification, revocation or failure to renew (together with all other such losses, suspensions, modifications, revocations and failures) is likely, in the reasonable opinion of the Required Senior Creditors, to have a Material Adverse Effect;

(iv)             any Loan Document, the NGP Letter Agreement or Major Project Document is amended without the prior written consent of the Required Senior Creditors;

(v)               the lapse, termination or ineffectiveness of any filing or other means by which the Trustee’s security interest in the Collateral is now or hereafter perfected;

(vi)             (A) any failure by the Power Purchaser to make any required payment under the Power Purchase Agreement on or before the 60th day after the payment is due under the terms thereof, or (B) the Power Purchaser shall repudiate or be permanently restrained from performing any of its Material obligations under the Power Purchase Agreement;

(vii)           any of NGP, TCW Agent or HoldCo takes any action which causes the Issuer to become liable to repay the proceeds of any cash grants received by the Issuer under Section 1603.

(m)             any Governmental Authority shall take any action which causes, or is likely to cause, a reduction in the level of payments to the Issuer under the Project Documents or a restriction on the availability to the Issuer of the transmission facilities needed to transmit energy from its Project to the purchaser thereof and which reduction or restriction  results in a Material Adverse Effect; or

(n)               the Project fails to provide at least fifty percent (50%) of the Supply Amount (as defined in the Power Purchase Agreement) in two (2) consecutive monthly billing periods under the Power Purchase Agreement that is not excused by Force Majeure (as defined under the Power Purchase Agreement);

(o)               at any time prior to the payment in full of the Obligations: (i) if the Issuer elects to provide the Debt Service Reserve Letter of Credit, the Debt Service Reserve Available Amount is less than the Debt Service Reserve Minimum Amount, or (ii) if the Issuer elects to provide the Major Maintenance Reserve Letter of Credit, the Major Maintenance Reserve Available Amount is less than the Major Maintenance Reserve Minimum Amount, or (iii) if the Issuer elects to provide the Resource Maintenance Reserve Letter of Credit, the amount available under the Resource Maintenance Reserve Letter of Credit is less than the Resource Maintenance Reserve Minimum Amount then required, or (iv) the Letter of Credit Bank rating, or the long-term unsecured debt rating of the Letter of Credit Bank, is lowered below “AA” by either Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. and the Issuers shall have failed to obtain a replacement letter of credit for the affected Reserve Account Letter(s) of Credit from a replacement Letter of Credit Bank meeting such criteria within fifteen (15) days of the date of such downgrade, or (v) the Letter of Credit Bank or other issuing bank shall have provided notice to the Trustee that it shall terminate or exercise any right not to renew the letter of credit; provided, however, that no Event of Default shall occur under clauses (i), (ii), (iii), (iv) or (v) above if, within fifteen (15) days after the occurrence of an event described in clauses (i), (ii), (iii) or (iv) or prior to the termination or non-renewal of the letter of credit as described in clause (v), the Issuer shall deposit with the Trustee, out of funds of the Issuer not held in the Trustee Accounts or out of funds drawn on the applicable Reserve Letter of Credit as directed by the Issuer or the Trustee, an amount equal to the deficiency in the applicable account compared to the Debt Service Reserve Minimum Amount, the Major Maintenance Reserve Minimum Amount or the Resource Maintenance Reserve Minimum Amount in the case of the events described in clauses (iv) or (v) or an amount that, combined with the maximum available amount under the applicable Reserve Account Letter(s) of Credit, is equal to the Debt Service Reserve Minimum Amount and/or the Major Maintenance Reserve Minimum Amount in the case of the event described in clauses (i) and (ii) or any amount equal to the Resource Maintenance Reserve Minimum Amount in the case of the event described in clause (iii); or

(p)               any project developed or being developed near the Project or the Project Land by the Issuer or an Affiliate of the Issuer has a Material Adverse Effect on the geothermal resource, water rights or transmission access available to the Issuer and the Project or the performance of the Issuer or the Project, without regard to whether the Required Senior Creditors, the Resource Analyst or the Independent Engineer consented to the development of such project, and either (i) NGP fails to indemnify the Senior Creditors against any losses incurred by the Senior Creditors as a result of such Material Adverse Effect or (ii) NGP repudiates the NGP Letter Agreement or

(iii) the NGP Letter Agreement ceases to be in full force and effect or becomes unenforceable, including in connection with the bankruptcy of NGP; or

(q)               at any time the Issuer becomes a Prohibited Person or is Owned or Controlled by a Prohibited Person.

Section 5.02.      Acceleration .

(a)       If any Event of Default described in paragraph (i) of Section 5.01 of this Security Agreement shall occur, the Note(s) then outstanding shall automatically become immediately due and payable without the taking of any action on the part of any holder of the Note(s) or any other Person or the giving of any notice with respect thereto.

(b)      If any Event of Default described in paragraph (a) of Section 5.01 of this Security Agreement shall occur and be continuing, then for so long as the DOE Guarantee remains in effect and the DOE has not defaulted under the DOE Guarantee, DOE shall have the sole right to declare the Note(s) to be immediately due and payable and direct the exercise of remedies so long as such default continues uncured, subject to the following:

(i)                 in the event that DOE fails to declare the entire outstanding amount of the Note(s) to be immediately due and payable within ninety (90) days following such Event of Default, then the majority of the holders of the Series B Certificates, or if no Series B Certificates are outstanding at the time, the holders of Note(s) representing a majority of the outstanding Unguaranteed Amount) may require that DOE meet and discuss with them their preferred course of action; provided that DOE’s exercise of its rights, including the right to continue forbearance, shall nonetheless be undertaken in its sole discretion;

(ii)               in the event that DOE fails to declare the entire outstanding amount of the Note(s) to be immediately due and payable within one hundred eighty (180) days (without taking into account any period during which DOE or the Trustee is involuntarily stayed or prohibited by applicable law or court order from exercising remedies) following such payment default, then 100% of the holders of the Series B Certificates or, if no Series B Certificates are outstanding at the time, the holders of Note(s) representing 100% of the outstanding Unguaranteed Amount) may take action to declare the Note held by the holder to be immediately due and payable and direct the exercise of remedies; and

(iii)             in the event that DOE fails to declare the entire outstanding amount of the Note(s) to be immediately due and payable within two-hundred seventy (270) days (without taking into account any period during which DOE or the Trustee is involuntarily stayed or prohibited by applicable law or court order from  exercising remedies) following such payment default, then two-thirds (2/3) holders of the Series B Certificates or, if no Series B Certificates are outstanding at the time, the holders of Note(s) representing two-thirds (2/3) of the outstanding

Unguaranteed Amount) may take action to declare the Note(s) held by the holder to be immediately due and payable and direct the exercise of remedies.

(c)       If any other Event of Default has occurred and is continuing (other than an Event of Default described in paragraph (i) of Section 5.01 of this Security Agreement), then for so long as the DOE Guarantee remains in effect and the DOE has not defaulted under the DOE Guarantee, DOE shall have the sole right at any time to, by written notice to the Issuer, declare the Note then outstanding to be immediately due and payable or direct the exercise of other remedies.

(d)      In the event that the DOE Guarantee is no longer in effect or the DOE has defaulted under the DOE Guarantee, the Required Holders will have the sole right to declare the Note(s) to be immediately due and payable upon an Event of Default described in Sections 5.02(b) and 5.02(c) and to direct the Trustee with respect to the exercise of remedies hereunder.

Upon the Note becoming due and payable under this Section 5.02, whether automatically or by declaration, the Note shall forthwith mature and the entire unpaid principal amount of the Note, plus the Make Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Issuer acknowledges, and the parties hereto agree, that (1) the holder of the Note has the right to maintain its investment in the Note free from repayment by the Issuer (except as specifically provided for herein), and (2) DOE has the right to maintain the DOE Guarantee without a draw thereunder (except as specifically provided for therein) and that the provision for payment of a Make Whole Amount by the Issuer in the event that the Note is prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 5.03.      Rescission .

Provided that no payment has been made by DOE under the DOE Guarantee and any demand thereunder has been withdrawn, at any time after the Note becomes due and payable pursuant to Section 5.02 of this Security Agreement, the Required Senior Creditors, by written notice to the Issuer and the Trustee, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest with respect to the Note (including interest accruing at the Default Rate, where applicable and to the extent permitted by applicable law) that is due and payable, and all principal of and Make Whole Amount, if any, on the Note that is due and payable and is unpaid other than by reason of such declaration, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 16 and Section 23 of the Note Purchase Agreement and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Note.  No rescission and annulment under this Section 5.03 shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 5.04.      Remedies on Default .

(a)       If an Event of Default exists and the Note(s) have been accelerated under Section 5.02, the Trustee shall (as directed pursuant to Section 5.02), in addition to any other rights or remedies it may have hereunder or as a secured party under the New York and other applicable Uniform Commercial Codes or other applicable law, take any one or more of the following remedial steps, subject to the provisions of applicable law:

(i)                 if one or more Reserve Account Letter(s) of Credit has been issued, draw all amounts available thereunder; or

(ii)               realize upon and take possession of any Collateral, and, if and to the extent any of the Collateral shall not be in the possession or under the control of the Trustee, the Trustee may require the Issuer to assemble or package the Collateral and make it available to the Trustee at a place to be designated by the Trustee; or

(iii)             sell, assign, lease or otherwise dispose of the Collateral in whole or in part at public or private sale upon terms and conditions established by the Trustee; or

(iv)             notify any and all parties to any of the contracts and agreements which constitute Collateral that the Trustee has exercised its rights hereunder and that (to the extent not already done so) all payments then or thereafter owing to the Issuer are to be made directly to the Trustee; or

(v)               complete, or require the Issuer to complete and execute, all transfer applications and assignment forms necessary to effect the transfer to the Trustee or its designee of the Leases to which the United Stated Bureau of Land Management is a party; or

(vi)             file such applications or notices with the FERC, on behalf of the Issuer, to obtain any necessary approval of the FERC or effect any notice to the FERC regarding the direct or indirect transfer of the Project to the Trustee or its designee.

(b)      In addition to the remedies set forth above, the Trustee may exercise its rights under the other Security Documents.  The Trustee agrees that prior to the exercise of its remedies above or under any other Loan Document relating to the Interconnection Agreement, the Trustee shall provide written notices thereof and other information as required pursuant to Section 19.1 of the Interconnection Agreement.

(c)       Should the Trustee elect to cause any of the Collateral to be disposed of as personal property as permitted by the terms hereof, it may dispose of any part thereof in any manner now or hereafter permitted by Article 9 of the Uniform Commercial Code or in accordance with any other remedy provided by law, subject to the provisions of this Security

Agreement.  The Issuer and the Trustee agree that ten (10) days’ notice of any public or private sale or other disposition of personal property shall be reasonable notice thereof and such sale shall be at such location as the Trustee shall designate in such notice.  Any notice given with respect to any such sale shall be given in accordance with Section 9-611 of the applicable Uniform Commercial Code, or any successor provision, as in effect from time to time.  At any public sale or disposition of the Collateral, the Trustee or any Senior Creditor shall have the right to bid and become the purchaser.  The Issuer hereby waives any right to require the Collateral to be disposed of seriatim or in any particular order or sequence.

(d)      Upon any taking of possession of the Project, the Trustee may, from time to time at the expense of the Issuer, make all such repairs, replacements, alterations, additions and improvements to the Project as the Required Senior Creditors may deem proper.  In any such case the Trustee shall have the right to manage and control the Project and to carry on the business and to exercise all rights and powers of the Issuer in respect thereto as the Required Senior Creditors shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Project or any part thereof as the Required Senior Creditors may see fit.  The Trustee shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof.  Such rents, issues, profits, fees, revenues and other income shall be applied to pay the actual incurred expenses of constructing, holding and operating such Project, of all maintenance, repairs, replacements, alterations, additions and improvements thereto, and of conducting the business of the Issuer with respect thereto, to make all payments which the Trustee may be required to or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Project or any part thereof, and to make all other payments which the Trustee may be required or authorized to make under any provision of this Security Agreement (including reasonable legal costs and attorneys’ fees).  The remainder of such rents, issues, profits, fees, revenues and other income, if any, shall be applied in accordance with Section 5.05.  Without limiting the generality of the foregoing, the Trustee shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Trustee to enforce its rights and remedies hereunder in order to manage, protect and preserve the Project and continue the operation of the business of the Issuer and to collect all revenues and profits thereof and apply the same to the payment of all actual incurred expenses and other charges of such receivership including the compensation as aforesaid until a sale or other disposition of the Project shall be finally made and consummated, provided, however, that in no instance shall such revenues and profits thereof be applied to pay any Excluded Taxes.

(e)       In order to facilitate the exercise by the Trustee of the rights and remedies set forth in this Article V, the Issuer does hereby irrevocably constitute and appoint the Trustee its true and lawful attorney-in-fact with full power of substitution, for it and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all of the Collateral with full power to settle, adjust or compromise any claim hereunder or under the Collateral as fully as the Issuer could itself do, and to endorse the name of the Issuer on all commercial paper given in payment or in part payment thereof, and in its discretion to file any claim or take any other action or commence any other proceedings, either in its own name or in the name of the Issuer, or otherwise, which the

Trustee or the Required Senior Creditors may deem necessary or appropriate to collect any and all sums which may be or become due or payable hereunder or under the Collateral, or which may be necessary or appropriate to protect and preserve the right, title and interest or the Trustee in and to such sums and the security intended to be afforded hereby and thereby.  In addition, the Issuer hereby constitutes the Trustee or any of its officers and agents, or any other person whom the Trustee may designate, as attorney-in-fact for the Issuer, at the Issuer’s sole cost and expense, to exercise all or any of the following powers, which, being coupled with an interest, shall be irrevocable, shall continue until all Obligations have been paid in full and shall be in addition to any other rights and remedies that the Issuer may have:  (i) to remove from any premises where they may be located any and all documents, instruments, files and records relating to the Collateral and any receptacles and cabinets containing the same, and at the Issuer’s sole cost and expense, to use such of the personnel, supplies and space of the Issuer at its place of business as may be necessary to properly administer and control the Collateral or the collections and realizations thereon; (ii) to take or bring, in the Issuer’s name or in the name of the Trustee, all steps, actions, suits or proceedings deemed by the Trustee necessary or desirable to effect collection of or to realize upon the Collateral; and (iii) to endorse the name of the Issuer or any of the Issuer’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance upon the Project) or Collateral that may come into possession of the Trustee in full or in part payment of any amounts owed to the Trustee or the holders of the Note(s).

Section 5.05.      Application of Proceeds .

All amounts received by the Trustee during the existence of an Event of Default pursuant to Section 5.04 and after acceleration pursuant to Section 5.02, or as trustee or beneficiary under the other Security Documents, including all proceeds received from the sale or other disposition of the Collateral, shall be applied in the following order of priority:

(a)       First, to the payment of all fees, costs, indemnities and expenses (including attorneys’ fees and expenses), with interest thereon, then owed (including a reasonable projection thereof when any such amount is not definitively known) to the Trustee pursuant to Section 4.04;

(b)      Second, to the payment of all costs incurred by the Senior Creditors, the Administrative Agent and the Master Servicer incurred in the liquidation, sale, collection or other realization upon the Collateral;

(c)       Third, to the payment of all fees, costs and expenses, with interest thereon, then owed to the Senior Creditors, the Administrative Agent and the Master Servicer pursuant to this Security Agreement and the other Loan Documents, pro rata based on the amount due to each;

(d)      Fourth, to the payment in full of all amounts then due and owing with respect to the Note(s) as principal and interest, such payments to be made ratably to the Persons entitled thereto (including to DOE as subrogee of the holders of Note(s) representing the Guaranteed Amount) without any preference or priority;

(e)       Fifth, to the payment of any Make Whole Amount or Modified Make Whole Amount, such payments to be made ratably to the Persons entitled thereto (including to DOE as subrogee of the holders of Note(s) representing the Guaranteed Amount) without any preference or priority;

(f)       Sixth, to the payment of all indemnities then owed to the Senior Creditors, the Administrative Agent and the Master Servicer pursuant to this Security Agreement. the other Loan Documents and the NGP Letter Agreement, pro rata based on the amount due to each;

(g)      Seventh, to the payment in full of all other amounts then owed with respect to the Obligations; and

(h)      Eighth, the balance, if any, to or at the written direction of the Issuer.

Section 5.06.      Remedies Cumulative .

No remedy conferred upon or reserved to the Trustee hereunder is or shall be deemed to be exclusive of any other available remedy or remedies.  Each such remedy shall be distinct, separate and cumulative, shall not be deemed to be inconsistent with or in exclusion of any other available remedy, may be exercised in the discretion of the Trustee at any time, in any manner, and in any order, and shall be in addition to and separate and distinct from every other remedy given the Trustee under the Security Documents, the Note, the Note Purchase Agreement, any other security interest given to the Trustee by the Issuer with respect to the Collateral or any other mortgage, assignment or security agreement securing the Note, or now or hereafter existing in favor of the Trustee at law or in equity or by statute.  Without limiting the generality of the foregoing, the Trustee shall have the right to exercise any available remedy to recover any amount due and payable hereunder without regard to whether any other amount is due and payable.

Section 5.07.      Waivers .

(a)       The Issuer waives presentment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceptance of this Security Agreement and the Note, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon.  With respect to the Obligations, the Note, the Note Purchase Agreement, this Security Agreement, the Deed of Trust, the other Loan Documents and the Collateral, the Issuer assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Trustee (acting at the written direction of the Required Senior Creditors) may deem advisable.  In each of the foregoing instances, the Trustee and the Senior

 Creditors shall be deemed to believe in good faith that the action in question is commercially reasonable.

(b)      Any delay, omission or failure by the Trustee or the Senior Creditors to insist upon the strict performance by any Issuer of any of the covenants, conditions and agreements herein or in the Deed of Trust, or to exercise any right or remedy available to it upon the occurrence of an Event of Default hereunder or under the Deed of Trust, shall not impair any such right or remedy or be considered or taken as a waiver or relinquishment of the future right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Issuer with all of the covenants, conditions and agreements contained herein, in the Note Purchase Agreement, the Deed of Trust or otherwise, made by the Issuer to or for the benefit of the Senior Creditors and the Trustee, or of the right to exercise any such rights or remedies if such default by the Issuer be continued or repeated.  Regardless of consideration and without notice to or consent of any of the holders of any subordinate Lien on the Collateral, the Trustee or the Senior Creditors may (1) release any part of the security described herein, (2) release the obligations of any Person primarily or contingently liable for the debt secured hereby, or (3) extend the time for payment or otherwise modify the terms of the Note, the Security Documents or the Note Purchase Agreement, and no such release, extension or modification shall impair or affect the Lien of the Security Documents, or the priority of such Liens over any subordinate Lien.  The Issuer shall not be relieved of any liability by reason of (A) any such release, extension or modification, (B) the failure of the Trustee to comply with any request of any or all of the Issuer to foreclose the Security Documents, or exercise any other remedy available under the Note, the Security Documents or the Note Purchase Agreement, or (C) any agreement or stipulation between any subsequent owner of the Collateral and the Trustee or the Senior Creditors extending the time of payment or modifying the terms of the Note, the Security Documents or the Note Purchase Agreement.

(c)       In any action or proceeding under or related to this Security Agreement or the Note Purchase Agreement or any amendment, instrument, document or agreement delivered or which may be delivered in connection with the foregoing, the Issuer and the Trustee hereby agree that any such action or proceeding shall be tried before a court and not before a jury, regardless of which party commences such action or proceeding.

(d)      The Issuer (i) irrevocably submits to the non-exclusive jurisdiction of any New York state court or federal court sitting in the City or County of New York or Washington D.C. in any action arising out of or in connection with this Security Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail.  A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions.  Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 5.08.      Control by the Senior Creditors .

(a)       The Required Senior Creditors shall have the right, as provided in Section 5.02(b) above, during the continuance of an Event of Default:

(i)                 To require the Trustee to proceed to enforce the Security Documents (to the extent permitted by law) either by judicial proceedings or otherwise; and

(ii)               To the extent permitted by law, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon it under the Security Documents;

provided, however, that the Trustee shall have the right to require indemnity reasonably satisfactory to it from the Senior Creditor(s) providing the direction or to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability.

(b)      Unless it has been otherwise notified in writing, the Trustee shall deem and treat the registered holder of any Note as the absolute owner thereof for all purposes hereof; provided, however, that DOE will be subrogated to the rights of the holder of the Note(s) in accordance with Section 4.03 of the DOE Guarantee.

Section 5.09.      DOE Payments After Event of Default.

(a)        On and as of the date a demand is made on the DOE Guarantee after an Event of Default, pursuant to Section 4.03 of the DOE Guarantee, DOE shall become subrogated to all of the right, title and interest of the holder of the Note(s), solely in respect of the Guaranteed Amount, including, without limitation, any Make Whole Amount or Modified Make Whole Amount which arises from the Event of Default which was the basis for such demand under the DOE Guarantee.

(b)        In addition to the payments due to DOE under paragraph (a) of this section, so long as the DOE Guarantee is in full force and effect and the DOE has not defaulted under the DOE Guarantee, any additional interest payable by the Issuer in respect of the Guaranteed Amount during the continuance of an Event of Default as a result of the application of the Default Rate (in excess of the interest that would have been payable had such Event of Default not occurred) shall be paid directly to DOE regardless of whether any demand has been made on the DOE Guarantee with respect to such Event of Default.

Section 5.10.      Unconditional Nature of Issuers’ Obligations .

The obligations and liabilities of the Issuer hereunder are absolute and unconditional and shall remain in full force and effect until the satisfaction of all of the Obligations, without regard to any event, circumstance or conditions which might constitute a legal or equitable defense or discharge of the Issuer or which might in any way limit recourse against the Issuer, including without limitation:  (a) any waiver, consent or indulgence by the Secured Parties or any exercise or non-exercise of any right, power or remedy against the Issuer; (b) any limitation or cessation of the Issuer’s liability under any Loan Document, including without limitation any invalidity, unenforceability or impaired liability resulting from the Issuer’s lack of capacity, power and/or authority to enter into any Loan Document or from the execution and delivery of any Loan Document by any person acting for the Issuer without or in excess of authority; (c) any failure to join the Issuer in an action to enforce any Loan Document; or (d) the Issuer’s insolvency, bankruptcy, reorganization, dissolution, liquidation or any similar action with respect to the Issuer.

ARTICLE VI

CONCERNING THE TRUSTEE

Section 6.01.      Duties; Conduct; Protections .

(a)       Except during the continuance of an Event of Default:

(i)                 the Trustee, in its capacity as trustee hereunder and as trustee or beneficiary under the other Security Documents and the Consents, undertakes to perform such duties and only such duties as are specifically set forth in the Security Documents and the Consents and as may be set forth from time to time in written instructions by the Required Senior Creditors in accordance with this Security Agreement and the Security Documents, and no implied covenants or obligations shall be read into this Security Agreement against the Trustee; and

(ii)               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, including the accuracy of all sums and calculations, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Security Agreement.

(b)      In case an Event of Default exists and a Responsible Trustee Officer shall have knowledge or shall have received written notice that such Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by the Security Documents and the Consents.

(c)       The Trustee may perform any of the duties or exercise any of the powers provided for in the Security Documents and the Consents either directly or through its attorneys, agents, custodians or nominees appointed with due care and duly authorized in writing.

(d)      The Trustee may consult with counsel, appraisers, engineers, accountants, and other skilled persons to be selected by it at the expense of the Issuer, and the written advice of any thereof shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the Security Documents and the Consents reasonably and in good faith and in reliance thereon.

(e)       The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default (except default in the payment of moneys to the Trustee which are required by any provision hereof to be paid to the Trustee on or before a specified date or within a specified time after receipt by the Trustee of a notice or certificate which was, in fact, received and default in the delivery of any certificate or opinion expressly required to be delivered to the Trustee by any provision of the Security Documents and the Consents on or before a specified date or within a specified time after receipt by the Trustee of a notice or certificate which was, in fact, received), unless a Responsible Trustee Officer shall have actual knowledge thereof or shall have received from the Issuer or any Senior Creditor, written notice stating that the same has occurred and is continuing and specifying the same, and in the absence of such knowledge or notice, the Trustee may conclusively assume that the same does not exist except as aforesaid.  In no event shall the Trustee be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.

(f)       In connection with its duties and obligations under the Security Documents and the Consents, the Trustee shall not be answerable or accountable under any circumstances except for its own willful misconduct or gross negligence.  The negligence or willful misconduct of any Senior Creditor, any taxing authority, or any other Person may not be imputed to the Trustee.  No provision of the Security Documents and the Consents shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)                 this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii)               the Trustee shall not be liable to any Person for any error of judgment made in good faith by a Responsible Trustee Officer unless it shall be proved that the Trustee was grossly negligent in ascertaining or in failing to ascertain the pertinent facts under the Security Documents and the Consents;

(iii)             the Trustee shall not be liable to any Person with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Required Senior Creditors relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Security Documents and the Consents;

(iv)             the Trustee shall be entitled to rely conclusively with regards to the Security Documents and the Consents upon any note, notice, resolution,

request, consent, direction, certificate, affidavit, letter, telephone communication, telegram, teletype, message, statement, order or other document reasonably believed by the Trustee to be genuine and correct and to have been signed or sent by an authorized officer of a Senior Creditor or by a Responsible Officer of the Issuer; and

(v)               no provision of the Security Documents and the Consents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g)      Except in accordance with written instructions furnished pursuant to subsection (f)(iii) hereof, but subject to subsections (a) and (b) of this Section and as required by law, the Trustee shall have no duty under the Security Documents or the Consents:

(i)                 to obtain or request further assurances pursuant to Section 4.02 hereof,

(ii)               to file, record or deposit this Security Agreement or any other document contemplated hereby, or to maintain any such filing, recording or deposit or to refile, re-record or redeposit any such document, pursuant to Section 4.03 hereof, or otherwise,

(iii)             to obtain or request insurance of any item of Collateral or to maintain any such insurance or to consent to any adjustment or settlement, pursuant to Section 4.06(a) hereof, or otherwise,

(iv)             to consent to any amendment, termination, waiver or modification of any Project Document, pursuant to Section 4.11 hereof, or otherwise,

(v)               to effect any release of any item of the Collateral or to grant any other remedy to the Issuer or any other Person pursuant to Section 5.07(b) hereof, or otherwise,

(vi)             to maintain or mark any item of the Collateral or any part thereof,

(vii)           to pay or discharge any tax, assessment or other governmental charge or any Lien of any kind owing with respect to or assessed against any item of the Collateral,

(viii)         to confirm, verify, investigate or inquire into the failure to receive any report or financial statement of the Issuer,

(ix)             to inspect any item of the Collateral,

(x)               to instruct the Issuer concerning the keeping and maintenance of books and records pursuant to Section 4.07(a) hereof, or otherwise,

(xi)             to confirm or recalculate any calculation furnished to it,

(xii)           to confirm the accuracy of any disbursement request submitted to it, or

(xiii)         prepare and/or file any UCC financing statements or continuation statements with respect to the Collateral.

(h)      The Trustee shall be under no obligation to take any action under the Security Documents and the Consents, whether on its own motion or at the direction of any other Person, which in the opinion of counsel to the Trustee is unlawful.

(i)        The Trustee shall not be responsible for the correctness of any recitals or statements in the Security Documents and the Consents or the Note Purchase Agreement or in any schedule attached hereto or thereto.

(j)        The Trustee makes no representation as to the value or validity of the Collateral granted pursuant to the Security Documents.

(k)      In connection with its duties and obligations under the Security Documents and the Consents, the Trustee shall be under no obligation with respect to the application of any moneys paid to or at the direction of the Senior Creditors except as may be expressly provided herein.

(l)        In the event the Trustee is unsure as to the application of any provision herein or under the Security Documents or the Consents, the Trustee may request and rely upon instruction from the Required Senior Creditors.  In the event that the Trustee requests, but does not receive, such instruction, it may, but shall be under no obligation to, take any action with respect thereto as it deems to be in the best interests of the Required Senior Creditors.

Section 6.02.      Special Rights .

Notwithstanding anything contained elsewhere in this Security Agreement, the Trustee shall have the right, but shall not be required, to demand in respect of the release of any assets, the subjection of any after acquired property to the Lien of the Security Documents, or any other action whatsoever (other than a withdrawal of cash) within the purview hereof, any showings, certificates, opinions, appraisals or other information by or from the Issuer reasonably deemed necessary or appropriate by it.

Section 6.03.      No Right of Set-off .

The Trustee hereby acknowledges and agrees for the benefit of the Issuer and the Senior Creditors that all moneys from time to time in the Trustee Accounts (a) are pledged by the Issuer to, and solely for the benefit of, the holder as collateral security for the payment of the

Obligations, (b) shall not be deemed, under any circumstances, to be account balances or assets of the Issuer maintained with the Trustee and (c) are held by the Trustee solely in its capacity as trustee pursuant to this Security Agreement and for no other purpose.  Accordingly, and notwithstanding anything to the contrary contained in any bank credit agreement or any other agreement, the Trustee hereby waives and disclaims any right it might have to set-off any amounts in such Trustee Account against any indebtedness now or hereafter owing by the Issuer to the Trustee in its individual capacity and not as trustee hereunder or any bank for which the Trustee acts as agent.

Section 6.04.      Resignation, Removal or Merger of Trustee .

(a)       Subject to Section 6.04(c), the Trustee may resign, with or without cause, at any time, by giving thirty (30) days’ prior written notice to the Issuer, the Senior Creditors, the Administrative Agent and the Master Servicer.

(b)      The Trustee may at any time be removed by fifteen (15) days’ prior written notice to the Trustee and the Issuer by the Required Senior Creditors.

(c)       Any resignation or removal of the Trustee shall be effective only upon appointment of a successor Trustee and the latter’s acceptance thereof, in accordance with Section 6.04(d).

(d)      If the Trustee shall have given notice of resignation as set forth in clause (a) above, or if notice of removal shall have been given to the Trustee and the Issuer by the Required Senior Creditors, as provided herein, a successor Trustee may be appointed by the Required Senior Creditors or, if such successor Trustee shall not have been so appointed or shall not have accepted such appointment within fifteen (15) days after the giving of such notice of resignation or such notice of removal, as the case may be, such successor Trustee may be appointed, upon application of the retiring Trustee, the Issuer or any Senior Creditor, by any court of competent jurisdiction.

(e)       Any company into which the Trustee or any successor Trustee may be merged or converted or with which it or any successor Trustee may be consolidated or any company resulting from any merger or consolidation to which the Trustee or any successor Trustee shall be a party or any company succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee under this Security Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f)       Should any deed, conveyance or instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in and confirming to such successor Trustee the estates, rights, powers and duties granted to the Trustee hereunder, then upon request any and all such deeds, conveyances and instruments in writing shall be made, executed, acknowledged and delivered, and shall be caused to be recorded and/or filed, by the Issuer.

(g)      Any successor Trustee appointed pursuant to any of the provisions hereof shall execute, acknowledge and deliver to the Issuer, the Senior Creditors, the Administrative Agent and the Master Servicer an instrument accepting such appointment; and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, assets, rights, powers and trusts of its predecessor Trustee hereunder and under the other Security Documents and the Consents with like effect as if originally named herein; but nevertheless, upon the written request of the Issuer or of the successor Trustee, such predecessor Trustee shall immediately execute and deliver an instrument (presented to it in execution form) transferring to such successor Trustee, upon the trusts herein expressed, all the estates, assets, rights, powers and trusts of such predecessor Trustee, and shall duly assign, transfer and deliver to the successor Trustee all of the assets and moneys so held or as may be received from time to time by such predecessor Trustee, including all amounts in the Trustee Accounts, to be held by the successor Trustee as Trustee hereunder.

Section 6.05.      Appointment of Additional Trustees, Separate Trustees and Co-Trustees .

(a)       Whenever the Trustee shall deem such action necessary or prudent in order to conform to any law of any jurisdiction in which all or any portion of the Collateral shall be situated or in order to make any claim or commence or maintain any proceeding with respect to the Collateral or the Note or the Note Purchase Agreement, or if the Trustee shall receive an opinion of counsel, in form and substance satisfactory to the Trustee and the Required Senior Creditors, that such action is necessary or prudent in the interest of Senior Creditors, or if the Trustee shall be requested to take such action by the Required Senior Creditors, then the Issuer and the Trustee shall execute and deliver an instrument necessary or appropriate to constitute another bank or trust company or one or more individuals, approved by the Trustee in the exercise of due care, either to act as additional Trustee or Trustees or co-Trustee or co-Trustees of all or any portion of the Collateral, jointly with the Trustee, or to act as separate Trustee or Trustees of all or any portion of the Collateral, in any such case with such powers as may be provided in such instrument, and to vest in such bank, trust company or individual as such additional Trustee, co-Trustee or separate Trustee, as the case may be, any estate, interest, property, right, power or privilege of the Trustee deemed necessary or advisable by the Trustee in the exercise of due care, subject to the remaining provisions of this Section 6.05.  In the event that the Issuer shall not have joined in the execution of such instrument within fifteen (15) days after the receipt of a written request from the Trustee to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee may act under the foregoing provisions of this Section 6.05 without the concurrence of the Issuer; and the Issuer hereby irrevocably makes, constitutes and appoints the Trustee as the agent and attorney-in-fact for the same to act for it under the foregoing provisions of this Section 6.05 in either of such contingencies.  The Trustee may execute, deliver and perform any deed, conveyance, assignment, agreement, instrument or other document in writing as may be required by any additional Trustee, co-Trustee or separate Trustee for more fully and certainly vesting in and confirming to it or him any estate, interest, property, right, power or privilege which by the terms of such instrument is expressed to be conveyed to or conferred upon such additional Trustee, co-Trustee or separate Trustee, as the case may be, and the Issuer, upon the Trustee’s written request, join therein and execute, acknowledge and deliver the same; and the Issuer hereby irrevocably makes, constitutes and appoints the Trustee as the agent and attorney-in-fact for the same and in its respective name, place and stead to execute, acknowledge and deliver any such deed, conveyance, assignment, agreement, instrument or other document in the event that such party shall not execute and deliver the same within fifteen (15) days after receipt by it of such request from the Trustee to do so.

(b)      Every additional Trustee, co-Trustee and separate Trustee hereunder shall, to the extent permitted by law, be appointed and act (and the Trustee shall act) in accordance with the following provisions and conditions:

(i)                 all rights, powers, privileges, duties and obligations conferred or imposed upon the Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Trustee;

(ii)               all other rights, powers, privileges, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, privileges, duties and obligations (including the holding of title to the Collateral in any such jurisdiction) shall be exercised and performed by such additional Trustee or Trustees, co-Trustee or co-Trustees or separate Trustee or Trustees;

(iii)             no such additional Trustee, co-Trustee or separate Trustee shall exercise any power created hereby or provided for hereunder except jointly with, or with the consent of, the Trustee; and

(iv)             neither the Trustee nor such additional Trustee, co-Trustee or separate Trustee shall be personally liable by reason of the act or omission of any other trustee.

If at any time the Trustee shall receive an opinion of counsel to the effect that it is no longer necessary or prudent in the interest of the Senior Creditors, to continue the appointment of any additional Trustee, co-Trustee or separate Trustee, as the case may be, or shall be requested in writing by the Required Senior Creditors to terminate any such appointment, then the Issuer and the Trustee shall promptly execute and deliver an instrument necessary or appropriate to remove such additional Trustee, co-Trustee or separate Trustee.  In the event that the Issuer shall not have joined in the execution of such instrument, the Trustee may act on behalf of the same to the same extent as provided above.

(c)       Any additional Trustee, co-Trustee or separate Trustee may at any time by a written instrument constitute the Trustee its or his agent and attorney-in-fact, with full power and authority, to the extent permitted by law, to do any and all acts and things and exercise any and all discretion permitted by it or him, for and on its or his behalf and in its or his name.  In case any such additional Trustee, co-Trustee or separate Trustee shall resign or be removed or for any reason such office shall become vacant, all the estates, interests, properties, rights, powers, privileges, trusts, duties and obligations of such additional Trustee, co-Trustee or separate Trustee, as the case may be, in respect of the Collateral, so far as permitted by law, shall vest in and be exercised by the Trustee without the appointment of a successor to such additional Trustee, co-Trustee or separate Trustee unless and until a successor shall be appointed in the manner provided above.

(d)      Any written request, approval or consent by the Trustee to any additional Trustee, co-Trustee or separate Trustee shall be sufficient warrant to such additional Trustee, co-Trustee or separate Trustee, as the case may be, to take such action as may be so requested, approved or consented to.

(e)       Each additional Trustee, co-Trustee and separate Trustee appointed pursuant to this Section 6.05 shall be subject to, and shall have the benefit of, the provisions of this Security Agreement insofar as they apply to the Trustee, including the payment of its fees and expenses by the Issuer.

Section 6.06.      Amendments to Other Agreements .

None of the rights or obligations of the Trustee hereunder shall be modified or expanded by virtue of any amendment or other modification to other agreements or arrangements to which the Trustee is not a party if the Trustee shall not have given its prior written consent to such amendment or other modification, such consent not to be unreasonably withheld or denied.

Section 6.07.      BLM Assignments and Powers of Attorney.

On the Closing Date, the Issuer is delivering to the Trustee certain applications for the assignment of the Leases and Easements between the Issuer and the United States Bureau of Land Management, certain applications for the transfer of Injection Well Permits from the Nevada Commission on Mineral Resources, Division of Minerals, certain permit transfer forms and administrative amendments for the Nevada Division of Environmental Protection, and certain permit transfer forms for the Nevada State Fire Marshal, together with powers of attorney authorizing the Trustee (acting pursuant to directions under Section 5.02 of this Security Agreement) to complete and submit such applications and forms following an Event of Default.  The Trustee will hold such applications, forms and powers of attorney in escrow until such time as (1) an Event of Default has occurred and is continuing and (2) the Trustee has received directions under Section 5.02 of this Agreement to complete such applications and forms (or any additional or new applications or forms that may be required to effect the assignment  or transfer of such Leases and Easements and Applicable Permits to the Trustee or its designee) and submit the same to the United States Bureau of Land Management, the Nevada Commission on Mineral Resources, Division of Minerals, the Nevada Division of Environmental Protection and the Nevada State Fire Marshal, at which time such documents shall be released from escrow hereunder.

ARTICLE VII

G E N E R A L

Section 7.01.      Amendments, Consents and Waivers .

This Security Agreement may be amended, and the observance of any term of this Security Agreement may be waived or its nonobservance consented to, with, and only with, the written consent of the Trustee, the Issuer and the Required Senior Creditors; provided, however, that (a) the provisions of Section 3.03 relating to payment of the Master Servicer Expenses shall not be amended without the written consent of the Master Servicer and (b) the provisions of Section 3.03 relating to the payment of the Administrative Fee shall not be amended without the written consent of the Administrative Agent.  No amendment, consent or waiver hereunder shall be effective unless in writing and signed by an officer, employee or other Person authorized to execute such amendment or waiver.

Section 7.02.      Notices .

All notices, requests, demands and other communications shall be in writing and shall be given by electronic mail, telecopy, overnight courier, first class registered or certified mail postage prepaid) or personal delivery.  Any notice, request, demand or other communication to the Trustee shall be deemed effective when received by a Responsible Trustee Officer during normal business hours on a Business Day, addressed to it at Wilmington Trust Company, as Trustee, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration, telephone:  302-636-6000; facsimile:  302-636-2140; re:  NGP Blue Mountain I LLC.  Any notice, request, demand or other communication to the Issuer shall be deemed effective on the earlier of the date when delivered or five days after being sent by registered or certified mail, return receipt requested, or overnight courier addressed to it at 595 Double Eagle Court, Suite 2001-A, Reno, NV 89521.  Any party, by notice given in accordance with this Section 7.02, may designate a further or different address for future notices.  Each party shall send a copy of every notice, request, demand or other communication given to the other party to the Senior Creditors, the Administrative Agent and the Master Servicer in accordance with Section 17 of the Note Purchase Agreement.

Section 7.03.      Successors and Assigns .

This Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

Section 7.04.      Security Agreement .

This Security Agreement is a “security agreement” within the meaning of the Uniform Commercial Code.  The Issuer by executing and delivering this Security Agreement has granted to the Trustee, as security for the Obligations, a security interest in the Collateral to the full extent that a security interest may be perfected under applicable law.

Section 7.05.      Partial Invalidity .

The unenforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

Section 7.06.      Release .

The Trustee shall promptly release this Security Agreement and the security interest granted hereby by proper instrument or instruments when it has been notified by the holder of the Note that all of the Obligations hereby secured have been fully paid or discharged and no amounts are owed to the Trustee hereunder.  The Trustee shall execute and deliver, at the expense of the Issuer, such instruments as shall be reasonably requested by the Issuer to satisfy and discharge the Lien hereof in accordance with the terms hereof.

Section 7.07.      Counterparts .

This Security Agreement may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one Security Agreement.

Section 7.08.      Headings; Dates .

The table of contents and any headings or captions preceding the text of the several Articles and Sections hereof are intended solely for convenience of reference and shall not constitute a part of this Security Agreement, nor shall they affect its meaning, construction or effect.  The date of this Security Agreement and the other Loan Documents “as of September 2, 2010” is for convenience only, and this Security Agreement and the other Loan Documents shall become effective only upon execution and delivery hereof and thereof on the Closing Date.

Section 7.09.      Governing Law .

The provisions of this Security Agreement creating a trust for the benefit of the Senior Creditors and setting forth the rights, duties, obligations and responsibilities of the Trustee hereunder shall be governed by and construed in accordance with the federal law of the United States.  To the extent that federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the substantive law of the State of New York shall be adopted as the governing federal rule of decision.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first written above.

NGP BLUE MOUNTAIN I LLC By: _____/s/ Andrew Studley Name: Andrew Studley Title: Chief Financial Officer
WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee By: Name: Title:

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first written above.

NGP BLUE MOUNTAIN I LLC By: Name: Title:
WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee By: _____/s/ J. Christopher Murphy Name: J. Christopher Murphy Title: Financial Services Officer

SCHEDULE 2.04

Deposit Accounts Maintained by Issuer

Account Number	Account Name	Deposit Bank
*247-101850	TCW/NGP Blue Mountain I Construction Account	Bank of the West
	Certificate of Deposit in respect of PPA Letter of Credit MB60513201	Bank of the West
	Certificate of Deposit in respect of PPA Letter of Credit MB60513641	Bank of the West
	Certificate of Deposit in respect of PPA Letter of Credit MB60513750	Bank of the West

* = Account to be closed within 45 days of the Closing Date

SCHEDULE 3.01

Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Payment Instructions

The Trustee is authorized to confirm payment instructions issued in the name of the Issuer with any person purporting to be a person designated below, whether or not that person is the person who has issued the payment instructions to the Trustee.

Name	Telephone Number

Ed Low	(604) 638-8786
Margot Delport	(604) 629-5093

Schedule 3.03

Additional Wells 1

86-22 2

36-11 3

78A-22, 84-22, 65-22 or 34-23 4

1 Locations may vary based on drilling results

2 Well 86-22 is targeted in the south for injection.

3 Well 36-11 will be drilled to the north once the tracer testing (underway as of the Closing Date) on well 58-11 confirms the connectivity to the reservoir.

4 Based on permeability

EXHIBIT A

Description of Certain Collateral

Part 1 – The Project

                The Project is the renewable energy geothermal power plant with a nameplate rating of 49.5 MW (gross) located at the site commonly referred to as the Blue Mountain Site (the “Site”) in Pershing and Humboldt Counties, Nevada, and all associated facilities including the interconnection facilities, the transmission lines and the water gathering systems constructed or to be constructed by or on behalf of NGP I pursuant to the Project Documents. The Project includes the Project Land and all other real property, easements and rights-of-way held by or on behalf of NGP I and all rights to use easements and rights-of-way of others, as well as seven geothermal leases including production rights and the surface rights necessary for a power plant and well field facilities.

Part 2 – Certain Agreements

1.     The Power Purchase Agreement;

2.     Standard Large Generator Interconnection Agreement, dated as of November 5, 2007, between the Issuer and Sierra Pacific Power, as amended by that certain Amendment # 1 to Large Generator Interconnection Agreement, dated as of April 2, 2008, between the Issuer and Sierra Pacific Power;

3.     Operation and Maintenance Agreement, dated as of August 29, 2008, between the Issuer and Project Operator, as amended by that First Amendment to Operation and Maintenance Agreement, dated as of the date hereof;

4.     Assignment, Cotenancy, and Shared Facilities Agreement, dated as of August 22, 2008, among the Issuer, the Project Operator, NGP Blue Mountain II LLC (“NGP II”), NGP Blue Mountain III LLC (“NGP III”) and NGP Blue Mountain IV LLC (“NGP IV”) (collectively, the “Parties”), as amended pursuant to the Amended and Restated Acknowledgement and Agreement (Assignment, Cotenancy, and Shared Facilities Agreement) dated as of June 5, 2009 among the Parties and TCW Asset Management Company (which Amended and Restated Acknowledgment and Agreement is being terminated as of the date hereof), as further modified by that certain side letter agreement, dated as of January 29, 2010 and as further amended by that certain First Amendment to Assignment, Cotenancy and Shared Facilities Amendment, dated as of the date hereof;

5.      The EPC Contract;

Real Property Documents

6.     Parcel 1.  Offer to Lease and Lease for Geothermal Resources N-58196, dated as of April 1, 1994, by and between the Bureau of Land Management (“BLM”) as lessor, and Nevada Geothermal Power Company, a Nevada corporation (formerly known as Noramex Corp. “NGPC”), as lessee, recorded on October 13, 2005 in the Official Records of the Humboldt County, Nevada (“Humboldt Official Records”) as Document No. 2005-9320; (a) as amended by that certain Decision by the BLM regarding Lease in Additional Term, dated as of October 15, 2004, but effective as of March 25, 2004; (b) which lease was assigned to Issuer by NGPC pursuant to the Assignment of Record Title Interest in a Lease, dated as of November 1, 2007, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11217;

7.     Parcel 2.  Offer to Lease and Lease for Geothermal Resources N-77668, effective as of August 1, 2004, by and between the BLM as lessor, and NGPC as lessee, recorded on October 13, 2005 in the Humboldt Official Records as Document No. 2005-9319 and Offer to Lease and Lease for Geothermal Resources N-77669, dated as of August 1, 2004, by and between the BLM as lessor, and NGPC as lessee, recorded on October 13, 2005 in the Humboldt Official Records as Document No. 2005-9321; (a) as both leases were amended and consolidated under lease N-77668 by the Decision by the BLM regarding Leases Consolidated, dated as of November 3, 2005; (b) which lease was assigned to Issuer by NGPC pursuant to the Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources, dated as of November 1, 2007, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11218;

8.     Parcel 3.  Offer to Lease and Lease for Geothermal Resources N-80086, effective as of August 1, 2006, by and between the BLM as lessor, and NGPC as lessee, recorded on July 24, 2007 in the Humboldt Official Records as Document No. 2007-7792; which lease was assigned to Issuer by NGPC pursuant to the Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources, dated as of November 1, 2007, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11219;

9.     Parcel 4.  Offer to Lease and Lease for Geothermal Resources N-80159, effective as of August 1, 2006, by and between the BLM as lessor, and NGPC, as lessee, recorded on July 24, 2007 in the Humboldt Official Records as Document No. 2007-7793; which lease was assigned to Issuer by NGPC pursuant to the Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources, dated as of November 1, 2007, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11220;

10.   Parcel 5.  Geothermal Lease Agreement, dated as of March 31, 2003, between Nevada Land and Resource Company, LLC, a Delaware limited liability company (“NLRC”) and NGPC; (a) as disclosed of record by that certain Memorandum of Geothermal Lease #189093, dated as of April 14, 2003, by and between NLRC and NGPC, recorded on April 23, 2003 in the Humboldt Official Records as Document No. 2003-2346: (b) as amended by the Lease Amendment #189093, dated as of November 1, 2005, by between NLRC and NGPC; (c) as amended by the Notice of Lease Amendment #189093, dated as of February 1, 2006, by NLRC; (d) as affected by the Grant, Bargain and Sale Deed, dated as of September 19, 2006, executed by NLRC as grantor, in favor of RLF Nevada Project, LLC, a Colorado limited liability company (“RLF”) as grantee and recorded on October 3, 2006 in the Humboldt Official Records as Document No. 2006-6607 (as to RLF land); (e) as affected by the Partial Assignment of Geothermal Lease #189093, dated as of September 18, 2006, by and among NGP Inc., RLF and NLRC, recorded on October 3, 2006 in the Humboldt Official Records as Document No. 2006-6609; (f) as amended by the Notice of Lease Amendment #189093, dated as of October 3, 2006, by NLRC (as to NLRC land); (g) as amended by the Notice of Lease Amendment #189110, dated as of February 1, 2007, by NLRC (as to NLRC land); (h) the documents described under clauses (b), (f) and (g) collectively disclosed of record by the Memorandum of Geothermal Lease Agreement, dated as of October 24, 2007, by and between NLRC and NGPC, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11213 (as to NLRC land); (i) as amended by the Amendment to Geothermal Lease Agreement, dated as of October 24, 2007, by and between RLF and NGPC (as to RLF land) recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11215; (j) which lease was assigned to Issuer by the Assignment and Assumption of Leases, dated as of October 24, 2007, by and among NGP Inc., NGPC, and Issuer, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11216; (k) as amended by the Lease Amendment #189093, dated as of March 31, 2008, by and between NLRC and Issuer (as to NLRC land); (l) as affected by the Grant Bargain and Sale Deed, dated as of June 20, 2008, executed by NLRC as grantor, in favor of Issuer as grantee, recorded on July 30, 2008 in the Humboldt Official Records as Document No. 2008-6935 (as to NLRC land); (m) as amended by the Consent, Agreement and Lease Agreement, dated as of August 20, 2008, by and among NLRC, Issuer, and TCW (as to NLRC land); (n) the documents described under clauses (b), (f), (g) and (k) collectively disclosed of record by the Amended and Restated Memorandum of Lease Amendment, dated as of August 15, 2008, by and between NLRC and Issuer, recorded on August 19, 2008 in the Humboldt Official Records as Document No. 2008-7486 (as to NLRC land); (o) as amended by the Notice of Lease Amendment # 189093, effective as of April 1, 2009, by and between NLRC and NGP1 (as to NLRC land); (p) as amended by the Notice of Lease Amendment # 189093, effective as of December 1, 2009, by and between NLRC and NGP1 (as to NLRC land); (q) as affected by the Quitclaim Royalty Deed, by NLRC as grantor, for the benefit of Issuer as grantee, dated as of December 17, 2009, recorded on December 30, 2009 in the Humboldt Official Records as Document No. 2009-5391 (as to NLRC land); (r) as affected by the Quitclaim Royalty Deed, by RLF as grantor, for the benefit of Issuer as grantee, dated as of December 23, 2009, recorded on December 30, 2009, in the Humboldt Official Records as Document No. 2009-5393 (as to RLF land); (s) as affected by the Grant Bargain and Sale Deed, dated as of December 17, 2009, by NLRC as grantor, in favor of Issuer as grantee, recorded on December 30, 2009, in the Humboldt Official Records as Document No. 2009-5392 (as to NLRC land); (t) the documents described under clauses (b), (f), (g), (p), and (q) collectively disclosed of record by the Second Amended and Restated Memorandum of Lease Amendment, dated as of April 28, 2010, by and between NLRC and Issuer, recorded on April 28, 2010 in the Humboldt Official Records as Document No. 2010-2158 (as to NLRC land); (u) as amended by the Consent, Agreement and Lease Amendments, dated as of September 2, 2010, by and among the Security Trustee, the

Issuer and NLRC (as to NLRC land) disclosed of record by the Amended and Restated Memorandum of Lease Amendment, dated as of September 2, 2010, by and between NLRC and Issuer; and (v) as amended by the Consent, Agreement and Lease Amendments, dated as of September 2, 2010, among the Security Trustee, the Issuer and RLF (as to the RLF land) (the “NLRC / RLF Lease”);

NRLC Lease Only:

Geothermal Lease Agreement, dated as of March 31, 2003, between Nevada Land and Resource Company, LLC, a Delaware limited liability company (“NLRC”) and NGPC; (a) as disclosed of record by that certain Memorandum of Geothermal Lease #189093, dated as of April 14, 2003, by and between NLRC and NGPC, recorded on April 23, 2003 in the Humboldt Official Records as Document No. 2003-2346: (b) as amended by the Lease Amendment #189093, dated as of November 1, 2005, by between NLRC and NGPC; (c) as amended by the Notice of Lease Amendment #189093, dated as of February 1, 2006, by NLRC; (d) as affected by the Grant, Bargain and Sale Deed, dated as of September 19, 2006, executed by NLRC as grantor, in favor of RLF Nevada Project, LLC, a Colorado limited liability company (“RLF”) as grantee and recorded on October 3, 2006 in the Humboldt Official Records as Document No. 2006-6607 (as to RLF land); (e) as affected by the Partial Assignment of Geothermal Lease #189093, dated as of September 18, 2006, by and among NGP Inc., RLF and NLRC, recorded on October 3, 2006 in the Humboldt Official Records as Document No. 2006-6609; (f) as amended by the Notice of Lease Amendment #189093, dated as of October 3, 2006, by NLRC; (g) as amended by the Notice of Lease Amendment #189110, dated as of February 1, 2007, by NLRC; (h) the documents described under clauses (b), (f) and (g) collectively disclosed of record by the Memorandum of Geothermal Lease Agreement, dated as of October 24, 2007, by and between NLRC and NGPC, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11213; (i) which lease was assigned to Issuer by the Assignment and Assumption of Leases, dated as of October 24, 2007, by and among NGP Inc., NGPC, and Issuer, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11216; (j) as amended by the Lease Amendment #189093, dated as of March 31, 2008, by and between NLRC and Issuer; (k) as affected by the Grant Bargain and Sale Deed, dated as of June 20, 2008, executed by NLRC as grantor, in favor of Issuer as grantee, recorded on July 30, 2008 in the Humboldt Official Records as Document No. 2008-6935; (l) as amended by the Consent, Agreement and Lease Agreement, dated as of August 20, 2008, by and among NLRC, Issuer, and TCW; (m) the documents described under clauses (b), (f), (g) and (j) collectively disclosed of record by the Amended and Restated Memorandum of Lease Amendment, dated as of August 15, 2008, by and between NLRC and Issuer, recorded on August 19, 2008 in the Humboldt Official Records as Document No. 2008-7486; (n) as amended by the Notice of Lease Amendment # 189093, dated as of April 1, 2009, by and between NLRC and NGP1; (o) as amended by the Notice of Lease Amendment # 189093, dated as of December 1, 2009, by and between NLRC and NGP1; (p) as affected by the Quitclaim Royalty Deed, by NLRC as grantor, for the benefit of Issuer as grantee, dated as of December 17, 2009, recorded on December 30, 2009 in the Humboldt Official Records as Document No. 2009-5391; (q) as affected by the Grant Bargain and Sale Deed, dated as of December 17,

2009, by NLRC as grantor, in favor of Issuer as grantee, recorded on December 30, 2009, in the Humboldt Official Records as Document No. 2009-5392; (r) the documents described under clauses (b), (f), (g), (n), and (o) collectively disclosed of record by the Second Amended and Restated Memorandum of Lease Amendment, dated as of April 28, 2010, by and between NLRC and Issuer, recorded on April 28, 2010 in the Humboldt Official Records as Document No. 2010-2158; and (s) as amended by the Consent, Agreement and Lease Amendments, dated as of September 2, 2010, by and among the Security Trustee, the Issuer and NLRC (as to NLRC land) disclosed of record by the Amended and Restated Memorandum of Lease Amendment, dated as of September 2, 2010, by and between NLRC and Issuer (as to NLRC land)

RLF Lease Only

Geothermal Lease Agreement, dated as of March 31, 2003, between Nevada Land and Resource Company, LLC, a Delaware limited liability company (“NLRC”) and NGPC; (a) as disclosed of record by that certain Memorandum of Geothermal Lease #189093, dated as of April 14, 2003, by and between NLRC and NGPC, recorded on April 23, 2003 in the Humboldt Official Records as Document No. 2003-2346: (b) as amended by the Lease Amendment #189093, dated as of November 1, 2005, by between NLRC and NGPC; (c) as amended by the Notice of Lease Amendment #189093, dated as of February 1, 2006, by NLRC; (d) as affected by the Grant, Bargain and Sale Deed, dated as of September 19, 2006, executed by NLRC as grantor, in favor of RLF Nevada Project, LLC, a Colorado limited liability company (“RLF”) as grantee and recorded on October 3, 2006 in the Humboldt Official Records as Document No. 2006-6607 (as to RLF land); (e) as affected by the Partial Assignment of Geothermal Lease #189093, dated as of September 18, 2006, by and among NGP Inc., RLF and NLRC, recorded on October 3, 2006 in the Humboldt Official Records as Document No. 2006-6609; (f) as amended by the Amendment to Geothermal Lease Agreement, dated as of October 24, 2007, by and between RLF and NGPC, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11215; (g) which lease was assigned to Issuer by the Assignment and Assumption of Leases, dated as of October 24, 2007, by and among NGP Inc., NGPC, and Issuer, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11216; (h) as affected by the Quitclaim Royalty Deed, by RLF as grantor, for the benefit of Issuer as grantee, dated as of December 23, 2009, recorded on December 30, 2009, in the Humboldt Official Records as Document No. 2009-5393 and (i) as amended by the Consent, Agreement and Lease Amendments, dated as of September 2, 2010, by and among the Security Trustee, the Issuer and RLF (as to RLF land) ;

11.   Parcel 6.  Geothermal Lease Agreement, dated as of October 19, 1993, by and between BNSF Railway Company, a Delaware Corporation (formerly known as The Burlington Northern and Santa Fe Railway Company as successor-in-interest to NLRC formerly known as Silver State Land Company LLC as successor-in-interest to The Atchison, Topeka and Santa Fe Railway Company) (“BNSF”) as lessor, and NGPC, as lessee, (a) as amended by the Exercise of Option to Renew Lease No. 187556, by and between BNSF and NGPC, dated as of March 1, 2004, recorded on October 13, 2005 in the Humboldt Official Records as Document No. 2005-9318; (b) which lease and amendment is disclosed of record by the Memorandum of Lease, dated as of October 24, 2007, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11214; (c) which lease was assigned to Issuer by the Assignment and Assumption of Leases, recorded on November 29, 2007 in the Humboldt Official Records as Document No. 2007-11216; (d) which assignment was consented to by BNSF pursuant to the Assignment, Assumption and Consent Agreement Lease No. 187556, dated as of October 24, 2007, by and among BNSF, NGPC, and Issuer; (e) as further affected by the Release and Acknowledgment Agreement, dated as of July 19, 2010, by and among Issuer, NGPC, and BNSF (the “BNSF Release”); and (f) as further amended by the Consent, Agreement and Lease Amendments, dated as of September 2, 2010, by and among the Administrative Agent, the Issuer and BNSF disclosed of record by the Amended and Restated Memorandum of Lease Amendment, dated as of September 2, 2010, by and between BNSF and Issuer (the “BNSF Lease”);

12.   Parcel 7.  Right-of-Way Grant/Temporary Use Permit N-81064, effective as of February 23, 2006, by the BLM as grantor, in favor of NGPC as grantee, dated as of February 23, 2006, recorded on April 11, 2006 in the Humboldt Official Records as Document No. 2006-2255; (a) which Right-of-Way Grant/Temporary Use Permit was assigned to Issuer, NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five (25%) interest; (b) which assignment was approved by the Decision by the BLM regarding Assignment Approved, dated as of May 29, 2008, recorded on June 12, 2008, in the Humboldt Official Records as Document No. 2008-5209; (c) as amended by the Decision by the BLM regarding Partial Relinquishment Accepted, dated as of June 24, 2009; and (d) as further amended by the Decision by the BLM regarding Amended Right-of-Way Grant Issued and Rental Determined, dated as of July 30, 2009;

13.   Parcel 8.  Right-of-Way/Temporary Use Permit N-82701, dated as of January 7, 2008, by the BLM as grantor, in favor of Issuer, NGPII, NGPIII, and NGPIV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee, recorded on April 16, 2008 in the Humboldt Official Records as Document No. 2008-3505 and on April 17, 2008 in the Official Records of Pershing County, Nevada (the “Pershing Official Records”) as Document No. 359906, Book 434, Page 635;

14.   Right-of-Way/Temporary Use Permit N-87452, effective as of July 30, 2009, by the BLM as grantor, in favor of Issuer, NGPII, NGPIII, and NGPIV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee;

15.   Right-of-Way/Temporary Use Permit N-86633, dated as of March 27, 2009, by the BLM as grantor, in favor of Issuer as grantee;

16.   Right-of-Way/Temporary Use Permit N-86634, dated as of March 27, 2009, by the BLM as grantor, in favor of Issuer as grantee;

17.   Parcel 9.  Easement Deed, dated as of February 27, 2008, by NLRC as grantor, for the benefit of the Issuer, NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee, recorded on March 3, 2008 in the Humboldt Official Records as Document No. 2008-1823;

18.   Parcel 10.  Easement Deed and Agreement, dated as of April 9, 2008, by Desert Valley Gold, Inc., a Nevada corporation (“Desert Valley”) as grantor, for the benefit of the Issuer, NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee, recorded on April 23, 2008 in the Humboldt Official Records as Document No. 2008-3614; (a) as amended by the Amended Easement Deed and Agreement, dated as of July 15, 2008, by and among Desert Valley and the Issuer, NGP II, NGP III and NGP IV, recorded on July 16, 2008 in the Humboldt Official Records as Document No. 2008-6548; and (b) as further amended by the Second Amended Easement Deed and Agreement, dated August 22, 2008, by and among Desert Valley and the Issuer, NGP II, NGP III and NGP IV, recorded on August 26, 2008 in the Humboldt Official Records as Document No. 2008-7943;

19.   Parcel 11.  Easement Deed and Agreement, dated as of April 25, 2008, by Reserve Land Management, a Nevada corporation (“RLM”) as grantor, for the benefit of the Issuer, NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee, recorded on May 13, 2008 in the Humboldt Official Records as Document No. 2008-4216;

20.   Parcel 12.  Easement Deed and Agreement, dated as of March 4, 2008, by John E. and Sharon L. Smith, as grantors, for the benefit of the Issuer, NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee, recorded on March 17, 2008 in the Humboldt Official Records as Document No. 2008-2014;

21.   Parcel 13.  Easement Deed and Agreement, dated as of March 12, 2008,  by Ron and Jim Martinson, as grantors, for the benefit of the Issuer, NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee, recorded on March 27, 2008 in the Humboldt Official Records as Document No. 2008-2807;

22.   Parcel 14.  Easement Deed and Agreement, dated as of March 12, 2008, by P.J. & L.D. Daniel Stover, as grantors, for the benefit of the Issuer, NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee, recorded on March 27, 2008 in the Humboldt Official Records as Document No. 2008-2806; as affected by the Subordination, Nondisturbance and Attornment Agreement, dated as of April 25, 2008, by and among RLM, the Issuer, NGP II, NGP III, NGP IV and Paul Joseph Stover and Liberty Daniel Stover, recorded on May 13, 2008 in the Humboldt Official Records as Document No. 2008-4215;

23.   Parcel 15.  Easement Deed and Agreement, dated as of March 12, 2008, by Steve and Eileen Donnelly, as grantors, for the benefit of the Issuer, NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee, recorded on March 27, 2008 in the Humboldt Official Records as Document No. 2008-2808; as affected by the Subordination, Nondisturbance and Attornment Agreement, dated as of April 25, 2008, by and among RLM, the Issuer, NGP II, NGP III, NGP IV and Steve Donnelly and Eileen Donnelly, recorded on May 6, 2008 in the Humboldt Official Records as Document No. 2008-3897;

24.   Parcel 16.  Easement Agreement, dated as of April 1, 2008, by Moana Investments LLC, a Nevada limited liability company, as grantor, for the benefit of the Issuer, NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee; as evidenced by that certain Memorandum of Easement Agreement, dated as of April 1, 2008, recorded on April 17, 2008 in the Pershing Official Records as Document No. 359907, Book 434, Page 669;

25.   Parcel 17.  Easement Deed and Agreement, dated as of January 14, 2008, by Springer Mining Company, a Nevada corporation, as grantor, for the benefit of the Issuer, NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee, recorded on March 12, 2008 in the Pershing Official Records as Document No. 359486, Book 433, Page 450;

26.   Parcel 18.  Grant Bargain and Sale Deed, dated as of June 20, 2008, by NRLC as grantor, in favor of Issuer as grantee, recorded on July 30, 2008 in the Humboldt Official Records as Document No. 2008-6935;

27.   Parcel 19.  Grant Bargain and Sale Deed, dated as of February 22, 2009, by RLM as grantor, in favor of Issuer and NGP II, NGP III and NGP IV, as tenants in common, each with an undivided twenty-five percent (25%) interest, as grantee, recorded on March 4, 2009 in the Humboldt Official Records as Document No. 2009-662;

28.   Parcel 20.  Grant Bargain and Sale Deed, dated as of December 17, 2009, by NLRC as grantor, in favor of Issuer as grantee, recorded on December 30, 2009 in the Humboldt Official Records as Document No. 2009-5392;

29.   Parcel 21.  Letter Agreement, dated as of August 12, 2009, by and between JHG, LLC (“JHG”) and Issuer whereby JHG granted the Issuer an easement and license pursuant to its terms, as evidenced by that certain Memorandum of Agreement, recorded on April 9, 2010 in the Humboldt Official Records as Document No. 2010-1823;

30.  Unit Agreement for the Development and Operation of the Blue Mountain Unit Area, Count of Humboldt, State of Nevada, approved by the BLM on September 8, 2006 and effective as of June 1, 2006, by Issuer, as the Unit Operator (as assignee of NGPC), recorded on April 16, 2008 in the Humboldt Official Records as Documents No. 2008-3506 and ratified by NLRC, RLF and JHG, as modified by the letter from BLM approving transfer of Unit Operator, dated October 18, 2007 and the letter from BLM approving the initial Blue Mountain Participating Area, dated November 23, 2009

Part 3 – Applicable Permits

Part A - Applicable Permits obtained as of the Closing Date

SITE	PERMIT TYPE	PERMITEE AND PERMIT NUMBER	PERMIT EXPIRATION DATE	CURRENT STATUS (IF PENDING)
Blue Mountain	Federal Right-of-Way	NGP Blue Mountain I LLC R-O-W N-82701 – Transmission Line	12/31/2037
Blue Mountain	Federal Right-of-Way	NGP Blue Mountain I LLC R-O-W N-81064 – Road	12/31/2039
Blue Mountain	Right-of-Way	NGP Blue Mountain I LLC R-O-W N-87452 – Power Distribution Line	12/31/2039
Blue Mountain	Federal Right-of-Way	NGP Blue Mountain I LLC R-O-W N-86633 – 50’ Radius around Monitoring Wells in Section 34	None listed
Blue Mountain	Federal Right-of-Way	NGP Blue Mountain I LLC R-O-W N-86634 – Road to Monitoring Wells in Section 34	12/31/2039
Blue Mountain	State UEPA	NGP Blue Mountain I LLC	N/A
Blue Mountain	State NDEP – Underground Injection	Nevada Geothermal Power Company UNEV 2007202	3/20/2013
Blue Mountain	Humboldt County Special Use Permit	For Power Plant and Transmission Line	N/A
Blue Mountain	Humboldt County Building Permit	NGP Blue Mountain I LLC Permit No.’s: 2008-16649, 2008-16650, 2008-16687, 2008-16809, 2008-16810, 2008-16815, 2008-16857, 2008-16858, 2009-16948, 2009-16949, 2009-00028, 2009-	N/A

SITE	PERMIT TYPE	PERMITEE AND PERMIT NUMBER	PERMIT EXPIRATION DATE	CURRENT STATUS (IF PENDING)
00078, 2009-00079, 2009-00080, 2009-00081, 2009-00082, 2009-00083, 2009-00084, 2009-00085, 2009-00086, 2009-00087, 2009-00088, 2009-00089, 2009-00090, 2009-00091, 2009-00092, 2009-00093
Blue Mountain	Pershing County Special Use Permit	For Transmission Line	N/A
Blue Mountain	Pershing County Building Permit	NGP Blue Mountain I LLC Transmission Line – Permit No.:09-05-04	N/A
Blue Mountain	State – NDEP - Air	NGP Blue Mountain I LLC Class II Air Quality Permit	10/16/2013
Blue Mountain	State – NDWR – Water Permits (Cooling Tower Water)	NGP Blue Mountain I LLC Permit No.’s: 77056, 77407, 78915, 78916, 78917, 78918, 78922, 78923	N/A
Blue Mountain	State – NDEP CAAP	NGP Blue Mountain I LLC No Permit Number	N/A
Blue Mountain	Federal – Plan of Operations & Utilization Plan	NGP Blue Mountain I LLC No Permit Number	N/A
Blue Mountain	Federal – Geothermal Unit Agreement	NGP Blue Mountain I LLC N-82457X	N/A
Blue Mountain	Federal – Commercial Use Permit	NGP Blue Mountain I LLC No Permit Number	N/A

SITE	PERMIT TYPE	PERMITEE AND PERMIT NUMBER	PERMIT EXPIRATION DATE	CURRENT STATUS (IF PENDING)
Blue Mountain	Federal – Participating Area	NGP Blue Mountain I LLC No Permit Number	N/A
Blue Mountain	FERC – Self-Recertification as a Qualifying Facility	NGP Blue Mountain I LLC Docket No. QF-7-213	N/A
Blue Mountain	FERC – MRB Acceptance	NGP Blue Mountain I LLC Docket No. ER-09-1117-000	N/A
Blue Mountain	Nevada State Fire Marshal Hazardous Materials Office – Hazardous Materials Storage Permit	NGP Blue Mountain I LLC Permit No. 7994	2/28/2011
Blue Mountain	State – Pressure Vessel Permits	NGP Blue Mountain I LLC	5/12/2013
Blue Mountain	NDOM Geothermal Project Area Permit	NGP Blue Mountain I LLC Permit No. 605	N/A
Blue Mountain	NDOM Geothermal Resource Development/ Injection Well Permits

NGP Blue Mountain I LLC

Permit No.’s: 500, 532, 545, 547, 548, 550, 552, 555, 557, 559, 613, 614, 618, 617, 619, 635, 636, 637, 640, 754, 755, 756, 757, 758, 760, 763, 764, 766, 767, 768, 769, 770, 771, 772, 779, 840, 841, 842, 843, 844, 845, 846, 847, 885, 887, 1068, 1074, 1078, 1079, 1133, 767, 1158

N/A for the majority; however, in the event that the well is not drilled by the date listed below, the following permits will expire on the following dates: ✓ 841, 845 & 847 –

SITE	PERMIT TYPE	PERMITEE AND PERMIT NUMBER	PERMIT EXPIRATION DATE	CURRENT STATUS (IF PENDING)
9/25/2011 ✓ 1133 – 4/16/2012 ✓ 760 – 1/31/2012 ✓ 767, 769 – 3/1/2011 ✓ 1079 – 1/22/2012
Blue Mountain	BLM Injection and Production Well Permits	NGP Blue Mountain I LLC Permit No.’s: DB-1, DB-2, 14-14, 15-14, 17-14, 42-14, 47-14, 44-14, 23-14, 25-14, 21-14, 38-14, 65-22, 26A-14, 66-14, 13(83-10)-11, 84-22, 61-22 ST2, 73-22, 89(82-14)-11, 86-22	N/A

Part B - Applicable Permits not obtained as of the Closing Date

SITE	PERMIT TYPE	PERMITEE AND PERMIT NUMBER	PERMIT EXPIRATION DATE	CURRENT STATUS (IF PENDING)
Blue Mountain	Injection	NGP Blue Mountain I LLC Permit No. 78A-22	Approval Pending	Filed applications to BLM/DOM dated 26 July 2010; application pending
Blue Mountain	Risk Management Plan	NGP Blue Mountain I LLC		Issuer preparing RMP for submission*
Blue Mountain	Production	NGP Blue Mountain I LLC Permit No. 639	Approval Pending	Filed application to DOM to re-instate

SITE	PERMIT TYPE	PERMITEE AND PERMIT NUMBER	PERMIT EXPIRATION DATE	CURRENT STATUS (IF PENDING)
permit

* = To be submitted and considered an “Applicable Permit” only if necessary

EXHIBIT B

Filing Location for Deed of Trust

Pershing County, Nevada

Humboldt County, Nevada

EXHIBIT C

Form of Environmental Certificate

To:          Wilmington Trust Company, as Trustee

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration

                [The holder of the Note]

Loan Guarantee Program

                U.S. Department of Energy

                Attention: Director of Portfolio Management

                1000 Independence Avenue, SW

                Room 4B-150

Washington, DC 20585

Re:       NGP BLUE MOUNTAIN I LLC

Ladies and Gentlemen:

This Environmental Certificate is delivered pursuant to Section 4.07(i) of the Indenture of Trust and Security Agreement (the “Security Agreement”) dated as of September 2, 2010 between NGP Blue Mountain I LLC (the “Issuer”) and Wilmington Trust Company, as trustee (the “Trustee”).  All capitalized terms used in this certificate which are defined in the Security Agreement shall have their respective meanings set forth in the Security Agreement, unless otherwise defined herein.

The undersigned hereby certify, represent and warrant, to the best of the knowledge of the undersigned after due inquiry, as to the matters set forth in this certificate for the period commencing on January 1, _____ and ending on December 31, _____:

1.         All facilities and property (including underlying groundwater) owned, leased or operated by the Issuer comprising a part of or relating to the Project have been, and continue to be, owned, leased or operated by the Issuer in compliance with the Environmental Laws except for the following incidents:  [complete].  The non-compliance with Environmental Laws in those incidents would not have a Material Adverse Effect.

2.         Except as disclosed to you, there has been no past, and there are no pending or threatened:

         (a)        claims, complaints, notices or request for information relating to the Project or the Project Land received by the Issuer with respect to any alleged violation of, or “Release” (as such term is defined in CERCLA) of Hazardous Materials under, any Environmental Law, and

            (b)        complaints, notices or inquiries relating to the Project or the Project Land regarding potential liability under any Environmental Law.

3.         No officer or employee of any Issuer is aware of any Releases of Hazardous Materials at, on or under any property now or previously owned, leased or operated by or on behalf of the Issuer except for the following:  [complete]; and those Releases shall not singly or in the aggregate, have a Material Adverse Effect.

4.         The Issuer has been issued and is in material compliance with all Applicable Permits relating to environmental matters necessary in connection with the construction, ownership or operation of the Project.

5.         No property now or previously owned, leased or operated by the Issuer is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLA List or on any similar federal, state or local list of sites requiring investigation or clean-up.

6.         There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by or on behalf of the Issuer comprising a part of or relating to the Project except for the following:  [complete]; and the presence of those underground storage tanks shall not, singly or in the aggregate, have a Material Adverse Effect.

7.         The Issuer has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLA List or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Issuer for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

8.         The Issuer is unaware of any polychlorinated biphenyls or friable asbestos present at any property now or previously owned, leased or operated by the Issuer comprising a part of or relating to the Project except for the following:  [complete]; and the presence of such substance shall not, singly or in the aggregate, have a Material Adverse Effect.

9.         The Issuer is unaware of any existing conditions at, on or under any property now or previously owned, leased or operated by the Issuer comprising a part or of relating to the Project which, with the passage of time, or the giving of notice or both, might give rise to liability under any Environmental Law, as it currently exists, except as follows:  [complete]; and such conditions shall not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

IN WITNESS WHEREOF, each of the undersigned has caused this Environmental Certificate to be delivered by its duly authorized officer this ____day of _________, 20__.

NGP BLUE MOUNTAIN I LLC By___________________________________ Name: Title:

EXHIBIT D

Form of Closing Date Flow of Funds Memo

To:          Wilmington Trust Company, as Trustee

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration

                [The holder of the Note]

Loan Guarantee Program

                U.S. Department of Energy

                Attention: Director of Portfolio Management

                1000 Independence Avenue, SW

                Room 4B-150

                Washington, DC 20585

                Re:       NGP BLUE MOUNTAIN I LLC -- Flow of funds in connection with the Closing Date

Ladies and Gentlemen:

                This Closing Date Flow of Funds Memo is delivered pursuant to Section 4.16 of the Indenture of Trust and Security Agreement (the “Security Agreement”) dated as of September 2, 2010 between NGP Blue Mountain I LLC (the “Issuer”) and Wilmington Trust Company, as trustee (the “Trustee”), in connection with the transactions occurring on the Closing Date.  All capitalized terms used in this Closing Date Flow of Funds Memo shall have their respective meanings set forth in the Security Agreement, unless otherwise defined herein.

                The undersigned hereby certify that, on the Closing Date, the Trustee shall receive, in immediately available funds, wire transfers in the amounts and from the institutions listed below (the “Closing Proceeds”):

Amount of Wire Transfer	Originating Institution
$[_______________]
$[_______________]
$[_______________]

                 Upon receipt of the Closing Proceeds, the Trustee shall apply such funds as follows:

 1.            $[_____________] shall be transferred to TCW Asset Management Company in immediately available funds to the following wire instructions:

[insert applicable wire instructions]

2.             as required by Section 3.02(b) of the Security Agreement, $[_______________] of the Closing Proceeds shall be deposited by the Trustee in the Operating Account established by the Trustee pursuant to the Security Agreement;

3.             as required by Section 3.02(c) of the Security Agreement, $[_______________] of the Closing Proceeds shall be deposited by the Trustee in the Debt Service Reserve Account established by the Trustee pursuant to the Security Agreement;

4.             as required by Section 3.02(d) of the Security Agreement, $[125,000] of the Closing Proceeds shall be deposited by the Trustee in the Major Maintenance Reserve Account established by the Trustee pursuant to the Security Agreement;

5.             as required by Section 3.02(e) of the Security Agreement, $[_______________] of the Closing Proceeds shall be deposited by the Trustee in the Drilling Expenditure Account established by the Trustee pursuant to the Security Agreement;

6.             as required by Section 4.11 of the Note Purchase Agreement, $985,000 of the Closing Proceeds shall be paid to John Hancock Life Insurance Company (U.S.A.), as Administrative Agent, as the Structuring Fee, to be disbursed as follows:

[amount]	John Hancock Life Insurance Company (U.S.A.)	[wire instructions]

7.            as required by Section 4.11 of the Note Purchase Agreement, $[_______] of the Closing Proceeds shall be paid to John Hancock Life Insurance Company (U.S.A.), as Administrative Agent, as the Administrative Fee, to be disbursed as follows:

[amount]	John Hancock Life Insurance Company (U.S.A.)	[wire instructions]

8.            as required by Section 4.11 of the Note Purchase Agreement, $[_______] of the Closing Proceeds shall be paid to DOE as the Maintenance Fee, to be disbursed as follows:

[amount]	U.S. Department of Energy	[wire instructions]

9.             as required by Section 4.11 of the Note Purchase Agreement, $[_______] of the Closing Proceeds shall be paid to DOE as the remaining amount due for the Facility Fee, to be disbursed as follows:

[amount]	U.S. Department of Energy	[wire instructions]

10.          as required by Section 4.11 of the Note Purchase Agreement and Section 4.04 of the Security Agreement, the following amounts shall be paid to the following Persons:

[amount]	Day Pitney LLP	[wire instructions]
[amount]	[Nevada counsel to Purchasers]	[wire instructions]
[amount]	[Independent Engineer]	[wire instructions]
[amount]	[Water Rights Engineer]	[wire instructions]
[amount]	[Trustee]	[wire instructions]
[amount]	[Insurance Consultant]	[wire instructions]
[amount]	[Resource Analyst]	[wire instructions]
[amount]	[Environmental Consultant]	[wire instructions]
[amount]	[Counsel to Trustee]	[wire instructions]

11.          [Insert PPA Credit Support payment]

12.          $[___________] shall be transferred to Issuer in immediately available funds to the following wire instructions:

[insert applicable wire instructions]

IN WITNESS WHEREOF, each of the undersigned has caused this Closing Date Flow of Funds Memo to be delivered by its duly authorized officer this ___ day of _________, _____.

NGP BLUE MOUNTAIN I LLC

By: _________________________

Name:

Title:

ACKNOWLEDGED AND APPROVED

NGP BLUE MOUNTAIN I NOTEHOLDER TRUST

By:______________________
     Name:

     Title:

UNITED STATES DEPARTMENT OF ENERGY

By:______________________
     Name:

     Title:

RECEIPT ACKNOWLEDGED:

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:______________________
      Name:

      Title:

EXHIBIT E

Form of Insurance Withdrawal Certificate

To:           Wilmington Trust Company, as Trustee

 1100 North Market Street

 Wilmington, Delaware 19890-1605

 Attention: Corporate Trust Administration

                [The holder of the Note]

Loan Guarantee Program

                U.S. Department of Energy

                Attention: Director of Portfolio Management

                1000 Independence Avenue, SW

                Room 4B-150

Washington, DC 20585

Re:       NGP BLUE MOUNTAIN I LLC – Requested Withdrawal from Insurance and Condemnation Proceeds Account

                This Insurance Withdrawal Certificate is delivered pursuant to Section 4.06(d) of the Indenture of Trust and Security Agreement (the “Security Agreement”) dated as of September 2, 2010 between NGP Blue Mountain I LLC (the “Issuer”) and Wilmington Trust Company, as trustee (the “Trustee”).  All capitalized terms used in this Insurance Withdrawal Certificate shall have their respective meanings set forth in the Security Agreement, unless otherwise defined herein.

1.             (a)               The undersigned hereby requests that the amounts indicated below be withdrawn from the Insurance and Condemnation Proceeds Account and applied by the Trustee as indicated below:

Amount of Requested Withdrawal from Insurance and Condemnation Proceeds Account	Wire Transfer Instruction for such Withdrawal
$[___________]	[__________________]

(b)               The amount[s] requested for withdrawal pursuant to subparagraph (a) above (the “Requested Amount”) shall be used for the payment of, or as reimbursement for the prior payment of, the following Restoration Costs:

Amount of Restoration Costs to be paid or for which reimbursement is sought	Detailed Description of Restoration Costs (including items purchased or services rendered)
$[___________]

(c)                Copies of bills or other written evidence of the Restoration Costs described in subparagraph (b) above are attached as Schedule 1 hereto, together with all other pertinent schedules, statements, invoices, change orders or other information related thereto.

(d)               As indicated in the reconciliation set forth below, after giving effect to the withdrawal of the Requested Amount from the Insurance and Condemnation Proceeds Account, the amounts remaining on deposit in the Insurance and Condemnation Proceeds Account with respect to the Event of Loss affecting the Project shall be sufficient to pay the Projected Total Restoration Costs of such Project:

Requested Restoration Costs for which a withdrawal is sought	Amounts remaining on deposit after giving effect to such withdrawal (including any amounts deposited therein by the Issuer)	Remaining Projected Total Restoration Costs to be incurred

2.                                 The undersigned hereby certifies, represents and warrants that, as of the date hereof:

(a)               all of the Restoration Costs set forth in paragraph 1(b) above have been paid, are presently due and payable, or shall be due and payable within one month; and

(b)               the entire amount of the Requested Amount shall be used to pay, or to reimburse the Issuer for the Issuer’s prior payment of, the costs set forth in paragraph 1(b) above, and none of such amounts have been the subject of any prior payment request.

IN WITNESS WHEREOF, the undersigned has caused this Insurance Withdrawal Certificate to be delivered by its duly authorized officer this ____ day of _____________.

NGP BLUE MOUNTAIN I LLC

By: _________________________

Name:

Title:

APPROVED:

NGP BLUE MOUNTAIN I NOTEHOLDER TRUST

By:_____________________

            Name:

            Title:

LUMINATE, LLC

By:_____________________

            Name:

            Title:

Schedule 1 to Insurance Withdrawal Certificate

RELATED BILLS AND INVOICES

EXHIBIT F

Form of Operating Expense Certificate

To:          Wilmington Trust Company, as Trustee

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration

                [The holder of the Note]

Loan Guarantee Program

                U.S. Department of Energy

                Attention: Director of Portfolio Management

                1000 Independence Avenue, SW

                Room 4B-150

                Washington, DC 20585

Re:       NGP BLUE MOUNTAIN I LLC – Request of amounts in excess of the Budgeted Amount for deposit in the Operating Account

This Operating Expense Certificate is delivered pursuant to Section 3.03(a)(i) of the Indenture of Trust and Security Agreement dated as of September 2, 2010 (the “Security Agreement”) between NGP Blue Mountain I LLC (the “Issuer”) and Wilmington Trust Company, as trustee (the “Trustee”).  All capitalized terms used in this Operating Expense Certificate shall have their respective meanings set forth in the Security Agreement, unless otherwise defined herein.

1.         The undersigned hereby request that the amount listed below be withdrawn from the Revenue Account and deposited in the Operating Account for application as payment of Operating Expenses:

Amount of Requested Withdrawal from Revenue Account	Budgeted Amount for current month	Amount on Deposit in Operating Account plus Requested Transfer	Amount by which prior transfers to Operating Account this year, together with this transfer to Operating Account, exceed amount budgeted for Operating Expenses Operating Budget for this year

2.         [The undersigned hereby certifies that (a) after making the transfer requested herein, the amount transferred to the Operating Account for this calendar year shall not exceed the Budgeted Amount for this calendar year by more than ten percent (10%)]  OR [Attached hereto as Exhibit A is the written consent of the Required Senior Creditors, consenting to the requested withdrawal from the Revenue Account.]

3.         The undersigned certifies that, of the total amount requested to be transferred to the Operating Account, $[__________] should be allocated to the sub-account within the Operating Account for the payment of the Issuer’s property taxes.

IN WITNESS WHEREOF, each of the undersigned has caused this Operating Expense Certificate to be delivered by its duly authorized officer this ____day of ___________.

NGP BLUE MOUNTAIN I LLC By:_____________________________ Name: Title:

EXHIBIT A to additional
operating expense certificate

To:          Wilmington Trust Company, as Trustee

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration

Re:       NGP BLUE MOUNTAIN I LLC – Request for Withdrawal from Revenue Account and Deposit in Operating Account

The undersigned represents that it has the authority under the Note Purchase Agreement dated as of September 2, 2010 among NGP Blue Mountain I LLC and the other parties named therein to provide this consent and consents to the withdrawal requested in the attached Operating Expense Certificate dated [date].

IN WITNESS WHEREOF, each of the undersigned has caused this consent to be delivered by its duly authorized officer this ___day of ____________.

[REQUIRED SENIOR CREDITORS]